Exhibit 99.14

REVOLVING LINE OF CREDIT AGREEMENT

by and between

FULLER FAMILY ENTERPRISES, LLC

as Borrower

and

MORGAN STANLEY PRIVATE BANK, NATIONAL ASSOCIATION

as Lender

LIST OF SCHEDULES

SCHEDULE I	CERTAIN DEFINED TERMS
SCHEDULE 4.01(h)	OWNERSHIP
SCHEDULE 4.01(i)	EXISTING LIENS

LIST OF EXHIBITS

EXHIBIT A	SECURITIES ACCOUNT COLLATERAL MAINTENANCE GUIDELINES
EXHIBIT B	FORM OF REVOLVING LINE OF CREDIT PROMISSORY NOTE
EXHIBIT C	FORM OF COMPLIANCE CERTIFICATE
EXHIBIT D	FORM OF FINANCIAL ASSETS SECURITY AGREEMENT
EXHIBIT E	FORM OF ISSUER’S LETTER

BASIC TERMS

Note:	See Schedule I hereto for certain definitions of terms used in these Basic Terms.

Commitment Amount:	$15,000,000

Use of Proceeds:
The proceeds of the Advances hereunder shall be available (and the Borrower agrees that the Borrower shall use such proceeds or cause such proceeds to be used) solely for (a) the purchase of shares of common stock of US Xpress on the Effective Date and (b) general working capital purposes.

The proceeds of the Advances may be used to purchase or carry margin stock (as defined in Regulation U) or to reduce or retire any indebtedness incurred for such purpose, provided, however, no proceeds of any Advance will be used to repay a loan made by an Affiliate of the Lender (other than Morgan Stanley Bank, N.A.), and in respect thereof, the Borrower shall comply in all respects with Section 7.26 hereof.

Payments:
All payments to the Lender hereunder shall be made by (i) wire transfer to an account specified by the Lender, or (ii) ACH debit (as described below).

The Borrower may authorize the Lender to initiate ACH debit entries to pay amounts due hereunder from an account to be specified by the Borrower in writing in accordance with requirements established by the Lender. After the Lender receives such authorization from the Borrower in the form determined by the Lender, the authorization shall remain in effect until the Lender receives from the Borrower written notice that such authorization is terminated, and both the Lender and the depository institution holding the account debited by the ACH have sufficient time to act on such notice.

Repayment:
The Borrower shall pay to the Lender interest on the unpaid principal amount of the Revolving Loan until paid in full. Interest shall accrue on a daily basis and shall be payable in arrears, it being understood and agreed that the Borrower shall make such payment not later than (a) each applicable Interest Payment Date and (b) the Termination Date. Interest may be paid by the Borrower with the proceeds of an Advance made hereunder.

It is further understood and agreed that to the extent that if any such day in which payment is required hereunder, is not a Business Day, the Borrower shall pay to the Lender interest in accordance with this

i

Section on the first Business Day preceding such day on which interest would otherwise be due, and on the Termination Date and on such other date when the Revolving Loan shall be paid in full pursuant to this Agreement and the other Loan Documents, or at such other time as demanded by the Lender.

The Borrower shall repay to the Lender on the Termination Date the entire then outstanding principal balance of the Revolving Loan, together with all fees, costs and expenses and accrued and unpaid interest thereon.

Advances:
All Advances hereunder shall be made via ACH deposit to the Designated Account per instructions provided to the Lender by the Borrower. Alternatively, Advances hereunder may be made by wire transfer pursuant to written wire instructions provided by the Borrower to the Lender. Subject to the provisions of Sections 2.02, 3.01 and 3.02 hereof, the Lender shall endeavor to fund requests for Advances received by 1:00 p.m. (Eastern Time) on any Business Day on the same day the request is received.

Interest:
The Revolving Loan shall bear interest at a floating rate of interest equal to the LIBO Rate in effect from time to time plus the Margin, such rate to change when and as the LIBO Rate changes, payable in arrears monthly in accordance with the “Repayment” section of these Basic Terms. If for any reason the LIBO Rate shall cease to be available, interest on the Revolving Loan shall accrue at a rate per annum equal to the Prime Rate plus the Margin.

Optional Prepayments:
The Borrower may prepay all or any part of the Revolving Loan, without premium or penalty, upon at least two (2) Business Days’ prior written notice to the Lender, stating the proposed date of such prepayment and the principal amount of such prepayment, together with accrued interest to the date such prepayment is made.

If any optional prepayment is received by the Lender after 1:00 p.m. (Eastern Time) or on any day other than a Business Day, such prepayment shall be deemed to have been made on the next succeeding Business Day.

Mandatory Prepayments:
If at any time the Revolving Loan exceeds the Commitment Amount, the Borrower shall immediately make a payment in an amount sufficient to reduce the Revolving Loan to an amount that is not greater than the Commitment Amount. Upon such prepayment by the Borrower, the Lender shall advise the Borrower of, and the Borrower shall immediately pay to the Lender, accrued and unpaid interest at the interest rate set forth herein on the amount of such prepayment of the

Revolving Loan to the date of such prepayment. Each prepayment made hereunder shall be applied by the Lender to repayment of the Revolving Loan in such order as the Lender in its sole and absolute discretion shall select.

In addition, upon the sale, transfer or other disposition by any Loan Party of any of the common shares of US Xpress stock owned by such Loan Party, the proceeds thereof shall be immediately remitted to the Lender and applied to the outstanding amount of the Revolving Loan and all accrued and unpaid interest thereon.

If any mandatory prepayment is received by the Lender after 1:00 p.m. (Eastern Time) or on any day other than a Business Day, such prepayment shall be deemed to have been made on the next succeeding Business Day.

Collateral Maintenance:
With respect to Collateral held in the Securities Accounts, if at any time during the Secured Period the aggregate unpaid principal amount of the Revolving Loan exceeds the product obtained by multiplying the aggregate Market Value of each type of Collateral set forth in Column A of Exhibit A hereto by the corresponding percentage specified in Column C of Exhibit A hereto (a “Margin Shortfall”), then the Borrower shall, within five (5) Business Days thereof, (i) make a payment to reduce the unpaid principal amount of the Revolving Loan, (ii) deposit additional Collateral of a type and nature acceptable to the Lender, in its sole and absolute discretion, into the Securities Accounts, or (iii) make a combination of the payments and deposits specified in clauses (i) and (ii) above, in an amount sufficient to ensure that the then outstanding principal amount of the Revolving Loan is equal to or less than the product obtained by multiplying the aggregate Market Value (calculated as of the close of business on the date of receipt of such payment or deposit) of each type of Collateral set forth in Column A of Exhibit A hereto times the corresponding percentage specified in Column B of Exhibit A hereto (the “Shortfall Cure Amount”). If the Borrower fails to cure the Margin Shortfall as set forth above within such five (5) Business Day period, the Lender shall have the immediate right, without notice or other action (notwithstanding any prior notice that may have been given in respect of such Margin Shortfall or anything else contained herein), to exercise any or all other remedies available to the Lender herein or any other Loan Document (including, the liquidation of the Collateral held in the Securities Accounts).

If the Borrower makes a payment and/or deposit of additional Collateral in respect of, and in order to cure, the Margin Shortfall, the Lender shall, in its sole and absolute discretion, apply such payment or deposit of additional Collateral to either (a) reduce the aggregate unpaid principal amount outstanding under the Revolving Loan, or (b)

increase the Market Value of the Collateral held in the Securities Accounts in an amount equal to or greater than the Shortfall Cure Amount.

Notwithstanding the foregoing, if at any time during the Secured Period the aggregate unpaid principal amount of the Revolving Loan exceeds the product obtained by multiplying the aggregate Market Value of each type of Collateral set forth in Column A of Exhibit A hereto times the corresponding percentage specified in Column D of Exhibit A hereto (a “Sell-Out Shortfall”), then the Borrower shall immediately (x) make a payment to reduce the unpaid principal amount of the Revolving Loan, (y) deposit additional Collateral of a type and nature acceptable to the Lender, in its sole and absolute discretion, into the Securities Accounts, or (z) make a combination of the payments and deposits specified in clauses (x) and (y) above, in an amount sufficient to ensure that then outstanding principal amount of the Revolving Loan is equal to or less than the Shortfall Cure Amount. If the Borrower fails to immediately make such payment and/or deposit in respect of the Shortfall Cure Amount, the Lender shall have the immediate right, without notice or other action (notwithstanding any prior notice given under the preceding paragraph or anything else contained herein), to exercise any or all other remedies available to the Lender herein or any other Loan Document (including the liquidation of the Collateral held in the Securities Accounts).

Only Collateral in the Securities Accounts of the specific types indicated in Column A of Exhibit A hereto, and having a per share value equal to or greater than that indicated in Column A of Exhibit A hereto for such type of Collateral, if any, shall be included by the Lender in determining the value of the Collateral in the Securities Accounts for purposes of ascertaining whether a Margin Shortfall or Sell-Out Shortfall has occurred from time to time or at any time. Additionally, if at any time (a) more than 25% of the aggregate Market Value of the Collateral in the Securities Accounts consists of securities issued by a single issuer of the type specified in rows (8)(a) or (9) of Appendix A in Exhibit A hereto, or row (2) of Appendix B in Exhibit A hereto, (b) the securities of any issuer (other than US Xpress) held in the Securities Accounts represent five percent (5%) or more of the total issued and outstanding shares of such issuer, or (c) the securities of US Xpress held in the Securities Accounts represent seven percent (7%) or more of the total issued and outstanding shares of US Xpress, in each case, all of such securities shall be excluded in ascertaining the existence of any Margin Shortfall or Sell-Out Shortfall, at such time.

Payments and Computations:
The Borrower shall make each payment hereunder in respect of interest on, principal of, or other amounts related to the Revolving Loan not later than 12:00 noon (Eastern Time) on the day when due in Dollars in same day funds, with payments being so received by the Lender after such time being deemed to have been made on the next succeeding Business Day.

All computations of interest hereunder shall be made by the Lender on the basis of a year of three hundred sixty (360) days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable. Each determination by the Lender of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error. Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest.

Late Charge:
If the Borrower fails to pay any interest or principal payment on the Revolving Loan within five (5) days after the same becomes due and payable hereunder, the Borrower shall, at the option of the Lender, pay to the Lender a late charge equal to five percent (5%) of the amount of such payment, payable on the sixth (6th) day after such payment becomes due and payable hereunder (the “Late Charge”).

Default Rate:
In addition to any applicable Late Charge, upon the occurrence and during the continuance of an Event of Default, the interest on the aggregate unpaid principal amount of the Revolving Loan shall be increased, at the option of the Lender, to a rate equal to the lesser of three percent (3%) per annum above the rate of interest applicable hereunder or the Maximum Rate (the “Default Rate”).

Commitment Fee:	Commitment fee waived.

Other Fees:	The Borrower has paid all fees that are outlined in the Letter of Interest.

Unused Availability Fee:
The Borrower will pay to the Lender an unused availability fee equal to 0.35% per annum of the daily unused portion of the Commitment Amount, which fee shall be payable quarterly, in arrears, on the fifteenth (15th) day of the calendar month immediately following the end of each calendar quarter during the term hereunder and on the Termination Date.

Notices, Etc.:
All notices and other communications provided for hereunder shall be in writing (or any other method of communication authorized by the Lender) and sent by a reputable overnight courier or delivery service to

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the Borrower at the Borrower’s address at XXX, Attention: Max Fuller; or if to the Lender, at its address at Morgan Stanley Private Bank, National Association, c/o Morgan Stanley Smith Barney LLC, 2000 Westchester Avenue, Floor 2NE, Purchase, New York 10577, Attention: Tailored Lending, Attention: Tailored Lending; or, as to the Borrower or the Lender at such other address as shall be designated by such party in a written notice to the other party or, in the case of a change of the Borrower’s address, as may be requested by the Borrower in writing to the Lender or by any other means agreed to by the Lender. All such notices and communications shall, when sent by reputable overnight courier or delivery system, be effective on the Business Day following the day when the same is sent in such manner, except that notices and communications to the Lender pursuant to Article II shall not be effective until received by the Lender. Delivery by electronic means of an executed counterpart of any amendment or waiver of any provision of this Agreement or of any schedule or exhibit hereto to be executed and delivered hereunder shall be as effective as delivery of an original executed counterpart thereof.

The foregoing Basic Terms are incorporated into and made a part of this Agreement.

REVOLVING LINE OF CREDIT AGREEMENT

REVOLVING LINE OF CREDIT AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), dated as of June 18, 2018, between FULLER FAMILY ENTERPRISES, LLC, a Nevada limited liability company (the “Borrower”), and MORGAN STANLEY PRIVATE BANK, NATIONAL ASSOCIATION, a national banking association (the “Lender”).

PRELIMINARY STATEMENTS:
      (1)         The Borrower has requested that the Lender extend to the Borrower a revolving line of credit for the benefit of the Borrower to be used solely for the purposes set forth under the “Use of Proceeds” section in the Basic Terms hereto.

(2)	The Lender has agreed to extend to the Borrower such revolving line of credit on the terms and conditions hereinafter set forth.

NOW, THEREFORE, based on the foregoing premises and in consideration of the mutual covenants and agreements contained herein, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS, BASIC LOAN AND ACCOUNTING TERMS

Section 1.01          Certain Defined Terms. In addition to the terms defined elsewhere in this Agreement, the terms used herein shall have the meanings given thereto in the Basic Terms (as defined below) and in Schedule I hereto and incorporated by reference herein.

Section 1.02          Basic Terms, Schedules and Exhibits. The Basic Terms above (the “Basic Terms”) and all exhibits and schedules referred to herein are incorporated herein by reference as though set forth herein in full.

Section 1.03          Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP.

ARTICLE II

THE REVOLVING FACILITY

Section 2.01          The Revolving Facility. The Lender agrees, on the terms and conditions set forth in this Agreement, and in particular Section 2.02 and Section 2.03 hereof, to make Advances to the Borrower from time to time on any Business Day during the period commencing on the Effective Date and ending on the Termination Date, in an aggregate amount of Advances outstanding not to exceed at any time the Available Borrowing Amount. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, repay and re-borrow Advances. The Borrower shall execute and deliver to the Lender a Revolving Line of Credit Promissory Note in the maximum principal amount of the

Commitment Amount substantially in the form of Exhibit B hereto (as amended, restated, modified or supplemented from time to time, the “Note”). The Note shall evidence the Borrower’s unconditional obligation to repay the Lender for all Advances made under this Agreement, together with interest as provided herein as well as all other costs and expenses for which the Borrower may be obligated to pay under the Note, this Agreement and the other Loan Documents,. Each Advance under this Agreement shall be deemed evidenced by the Note, which is deemed by this reference to be incorporated herein and made a part hereof.

Section 2.02          Making the Advances. Upon fulfillment of the conditions set forth in Article III hereof, an Advance under this Agreement may be made by the Lender to the Borrower as follows:

(a)           The Lender or its Affiliates shall make an Advance by wire transfer or such other means agreed to by the Lender in its sole and absolute discretion as follows:

(i)          To request an Advance, the Borrower shall notify the Lender of such request in writing pursuant to written instructions not later than 1:00 p.m. (Eastern Time) on the date the Borrower desires such proposed Advance to be funded. Such written instructions shall specify therein (A) the requested date of such Advance, which shall be a Business Day, (B) the requested amount of such Advance, and (C) any other instructions which are required to enable the Lender to make the Advance by wire transfer. Provided that all conditions to the funding of the Advance shall have been fully satisfied, the Lender or its Affiliate shall, on such requested date, cause the proceeds of such Advance to be advanced for or on account of the Borrower by wire transfer to an account designated by, and pursuant to wire instructions provided by, the Borrower or in any other manner agreed to by the Lender.

(ii)          Each Advance (other than Advances made pursuant to Section 2.02(c)) shall be in an amount greater than or equal to $100,000.00.

(b)           The Borrower may request that an Advance be funded by wire transfer or such other means as offered by the Lender from time to time. For disbursements requested to be made by wire transfer, the Borrower’s request shall specify the deposit account to which proceeds of the applicable Advance are to be sent or deposited. The Lender may rely on account information provided by the Borrower in a wire transfer or other request without investigation and the Borrower bears the entire risk of wire or other transfers to the wrong account because of incorrect account information provided by the Borrower.

(c)           If any accrued interest on the Revolving Loan, or any fee or other amount (other than principal on any Advance) payable hereunder shall not be paid by or on behalf of the Borrower as contemplated by the paragraph entitled “Payments and Computations” set forth in the Basic Terms section of this Agreement when such interest, fee or other amount becomes due and payable, the Borrower shall be deemed to have requested the Lender make, and shall be deemed to have agreed to, an Advance hereunder on the due date of, and in the amount of, such interest, fee or other amount. Upon fulfillment of the applicable conditions set forth in Article III, the Lender may, in its sole and absolute discretion on such date, make available to the Borrower, the amount of such Advance and cause the proceeds of such Advance to be applied to the payment of such interest, fee or other amount. Notwithstanding the foregoing, in the event that the Lender, for any reason whatsoever, does not so exercise its right hereunder to make such Advance, the Late Charge shall nevertheless be incurred by the Borrower, together with the Default Rate and any other charges hereunder.

Section 2.03          Terms and Repayment. The Advances shall bear interest and be repaid in accordance with the terms and conditions set forth in the Basic Terms.

Section 2.04          Taxes.

(a)           General. Any and all payments by the Borrower hereunder or under any other Loan Document shall be made, in accordance with this Agreement, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings imposed by the United States, any State thereof or any foreign government or taxing authority (including any political subdivision or taxing authority of the United States, any State thereof, or any foreign government or taxing authority), to the extent such items are in the nature of taxes, and all liabilities with respect thereto (all such imposts, deductions, charges or withholdings and liabilities with respect thereto being hereinafter referred to as “Taxes”);  provided, however, that Taxes shall not include Excluded Taxes. If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder, under the Note or under any other Loan Document to the Lender, (i) the sum payable under this Agreement shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this provision) the Lender receives an amount equal to the sum it would have received had no such deductions been made, and (ii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law and such amount paid to the relevant taxing authority (together with the amount paid to the Lender) shall be promptly credited toward the increased amount required to be paid under subclause (i) above.

(b)           Other Taxes. In addition to the payment of Taxes as above, the Borrower agrees to pay any present or future stamp or documentary taxes, or recording or filing charges or taxes, or any other excise or property taxes, charges or similar levies which arise from payment under any Loan Document or from the execution, delivery or registration of, recording or filing of, or otherwise with respect to, this Agreement or any other Loan Document, imposed by the United States, any State thereof or any foreign government or authority, (including any political subdivision or taxing authority of the United States, any State thereof or any foreign government or taxing authority) (hereinafter referred to as “Other Taxes”); provided, however, that Other Taxes shall not include any Excluded Taxes.

(c)           Indemnification. The Borrower will indemnify the Lender for the full amount of Taxes or Other Taxes on amounts payable under this provision paid by the Lender and any liability, together with any penalties, interest and expenses resulting therefrom, whether or not such Taxes or Other Taxes were correctly or legally imposed or collected by the relevant Governmental Authority; provided, however, that the Borrower shall not be required to indemnify the Lender for penalties, interest or expenses arising out of the Lender’s failure to timely demand indemnification under this Section 2.04(c). This indemnification shall be made within thirty (30) days from the date the Lender makes written demand therefor, which demand shall set forth the amount paid, the basis therefor and the taxing authority paid.

(d)          Evidence of Payment. Within ten (10) days after request from the Lender, the Borrower will furnish to the Lender the original or a certified copy of a receipt evidencing payment thereof.

Section 2.05          Evidence of Debt. The Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to the Lender resulting from the Advances hereunder from time to time, including the amounts of principal advanced and the amounts of principal and interest payable and paid to the Lender from time to time under the Note. Entries made in good faith by the Lender in such account or accounts shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from the Borrower to the Lender under the Note and this Agreement, absent manifest error, provided, however, that the failure of the Lender to make an entry, or any finding that an entry is incorrect, in such account or accounts shall not limit or otherwise affect the obligations of the Borrower under the Note and this Agreement.

ARTICLE III

CONDITIONS TO EFFECTIVENESS AND LENDING

Section 3.01          Conditions Precedent to Effectiveness of this Agreement. This Agreement shall become effective on and as of, and the Lender shall be obligated to make the first of the Advances only on or after, the later of the date hereof or the first date on which all of the following conditions precedent have been satisfied (the “Effective Date”):

(a)            The Lender (or its counsel) shall have received from each party hereto or thereto a counterpart of this Agreement, the Note and the other Loan Documents that are required to be executed and delivered on or prior to the date hereof, signed on behalf of such party.

(b)            The Lender shall have received such documents and certificates as the Lender may reasonably request relating to the organization, existence and good standing of the Borrower, the authorization of this Agreement, the other Loan Documents and the transactions hereunder and under any Loan Document and any other legal matters relating to each applicable Loan Party, this Agreement and the other Loan Documents, all in form and substance satisfactory to the Lender.

(c)            Each applicable Loan Party shall have established an account at Morgan Stanley Smith Barney in each case upon terms satisfactory to the Lender in its sole and absolute discretion.

(d)            The Borrower shall have paid each of the required fees payable pursuant to the Basic Terms, if any, as well as any other expenses or other payment items set forth in Section 7.04(a) hereof or in any Closing Checklist that the Lender may have provided to the Borrower including, any and all legal fees and disbursements of counsel to the Lender associated herewith.

(e)           The Lender shall have received on or before the date of the first Advance hereunder all of the documents listed on any Closing Checklist that the Lender may have provided to the Borrower, in addition to that which is set forth elsewhere in this Section 3.01, all in form and substance satisfactory to the Lender.

(f)           The Lender shall have received such other approvals, opinions (including, an opinion of Baker, Donelson, Bearman, Caldwell & Berkowitz, P.C., counsel to the Loan Parties and Holland & Hart LLP, special Nevada counsel to the Borrower) and documents as the Lender may reasonably request.

(g)          The Borrower shall have identified the Designated Account and provided to the Lender all documentation reasonably required by the Lender to effect the ACH deposits and withdrawals hereunder, or in the alternative, the Borrower shall have provided the Lender with written wire instructions to effect a wire disbursement of deposits and withdrawals hereunder.

(h)          The Lender shall have received written evidence, in form and substance reasonably acceptable to the Lender, verifying that the Loan Parties possess Unencumbered Liquid Assets of at least $75,000,000.

(i)           The Lender shall have confirmed that the US Xpress IPO has been completed.

Upon satisfaction of such conditions, the Borrower hereby authorizes the Lender to insert, update or correct (i) any names, addresses and titles on behalf of the Borrower or any other Loan Party in any Loan Document, (ii) the date of each Loan Document, where required in such document and (iii) the effective interest rate and, as applicable, the repayment schedule in the Basic Terms hereof, whereupon the first Advance shall be made available to the Borrower in accordance with the terms and conditions hereof. At any time prior to the Effective Date, the Lender may, in its sole and absolute discretion, terminate any obligation it may have, if any, to execute and deliver this Agreement and make any Advance, whereupon any obligation of the Lender hereunder to make Advances or in any other document executed in connection herewith shall terminate and be void and of no force and effect.

Section 3.02          Conditions Precedent to Each Advance Hereunder. The obligation of the Lender to make each Advance shall be subject to the satisfaction of the following conditions precedent before or concurrently with the making of such Advance:

(a)           the following statements shall be true (and the acceptance by the Borrower of the proceeds of such Advance shall constitute a representation and warranty by the Borrower that on the date of any Advance such statements are true):

(i)          the representations and warranties of the Borrower and each other Loan Party contained in Section 4.01 hereof and in each other Loan Document are correct on and as of the date of any Advance, before and after giving effect to such Advance and to the application of the proceeds therefrom, as though made on and as of such date; and

(ii)          no event has occurred and is continuing, or would result from such Advance or from the application of the proceeds therefrom, that constitutes a Default or an Event of Default; and

(b)          the Lender shall have received such approvals, opinions and documents as the Lender may reasonably request.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Section 4.01          Representations and Warranties of the Borrower.        The Borrower represents and warrants to the Lender as follows:

(a)           The Borrower (i) is duly organized, validly existing and in good standing under the laws of the State, Commonwealth or other jurisdiction of its organization, (ii) is duly qualified and in good standing as a foreign business entity in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify, and (iii) has all requisite power and authority (including, all governmental licenses, agreements and other approvals) to own and lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted. The Borrower’s principal place of business is located in the State of Tennessee and the Borrower has the legal capacity to enter into and perform its obligations under this Agreement and the other Loan Documents.

(b)           The execution, delivery and performance by the Borrower of the Note, this Agreement and the other Loan Documents to which it is a party (i) are within the Borrower’s powers, and have been duly authorized by all necessary action, (ii) do not contravene the Borrower’s Organizational Documents, (iii) do not contravene any law or any contractual restriction binding on or affecting the Borrower, (iv) will not result in the breach of, or constitute a default or require any payment to be made under, any loan agreement, credit agreement, indenture, mortgage, deed of trust, bond, note, lease or other instrument or agreement binding on or otherwise affecting the Borrower or any of its properties, and (v) except for the Liens created under the Loan Documents, will not result in or require the creation or imposition of any Lien upon or with respect to any of the properties of the Borrower.

(c)           No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or regulatory body or any other third party is required for (i) the due execution, delivery and performance by the Borrower of the Loan Documents to which it is a party, or (ii) the granting by the Borrower of the Liens created by it pursuant to the Collateral Documents.

(d)           The Note, this Agreement and other Loan Documents to which the Borrower is a party have been duly executed and delivered by the Borrower, and are the legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms, subject to Debtor Relief Laws.

(e)           There is no pending or threatened action, unsatisfied judgement or other proceeding affecting the Borrower before any court, Governmental Authority or arbitrator that (i) could be reasonably likely to have a Material Adverse Effect, or (ii) purports to affect the legality, validity or enforceability of the Note, this Agreement or any other Loan Document to which the Borrower is a party, or the consummation of the transactions contemplated hereby or thereby.

(f)           The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (as defined in Regulation U). The proceeds of the Advances may be used to purchase or carry margin stock (as defined in Regulation U) or to reduce or retire any indebtedness incurred for such purpose; provided, however, no proceeds of any Advance will be used to repay a loan made by an Affiliate of the Lender (other than Morgan Stanley Bank, N.A.), and in respect thereof, the Borrower shall comply in all respects with Section 7.26 hereof.

(g)           The name of the Borrower set forth on the signature page hereto is the proper legal name of the Borrower.

(h)            Schedule 4.01(h) hereof sets forth the ownership interests in the Borrower.

(i)             Schedule 4.01(i) hereof sets forth all of the Liens existing as of the Effective Date filed against the Borrower, as debtor, and no such Liens are “adverse claims,” as such term is defined in Section 8-102(a) of the Code.

(j)             The Borrower, each other Loan Party and/or Affiliate of any Loan Party and each Person who, to the Borrower’s knowledge has an ownership interest in the Borrower, or, to the Borrower’s knowledge, has or will have an interest in the transaction contemplated by this Agreement or will participate, in any manner whatsoever, in receiving or utilizing the proceeds of any Advance, whether directly or indirectly, is: (i) not a “blocked” person listed in the Annex to Executive Order Nos. 12947, 13099 and 13224 and all modifications thereto or thereof (the “Annex”); (ii) in full compliance with the requirements of the USA Patriot Act 2001, 107 Public Law 56 (October 26, 2001, as amended) and in other statutes and all orders, rules and regulations of the United States government and its various executive departments, agencies and offices, related to the subject matter of the Patriot Act, including Executive Order 13224 effective September 24, 2001, as amended (the “Patriot Act”) and all other requirements contained in the rules and regulations of the Office of Foreign Assets Control, Department of the Treasury (“OFAC”); (iii) operating under policies, procedures and practices, if any, that are in compliance with, and has policies, procedures, and internal controls in place that are reasonably designed to comply with, the Patriot Act and all other applicable anti-corruption and anti-money laundering laws, rules and regulations, including the applicable provisions of the Patriot Act, the Bank Secrecy Act of 1970 and the U.S. Foreign Corrupt Practices Act of 1977, each as amended, and are available to the Lender for the Lender’s review and inspection during normal business hours and upon reasonable prior notice; (iv) not in receipt of any notice from the Secretary of State of the Attorney General of the United States or any other department, agency or office of the United States claiming a violation or possible violation of the Patriot Act; (v) not listed as a Specially Designated Terrorist (as defined in the Patriot Act) or as a “blocked” person on any lists maintained by the OFAC pursuant to the Patriot Act or any other list of terrorists or terrorist organizations maintained pursuant to any of the rules and regulations of the OFAC issued pursuant to the Patriot Act or on any other list of terrorists or terrorist organizations maintained pursuant to the Patriot Act; (vi) not a Person who has been determined by competent authority to be subject to any of the prohibitions contained in the Patriot Act; (vii) not acting, and if other than a natural person, owned or controlled by and/or will not in the future act for or on behalf of any Person named in the Annex or any other list promulgated under the Patriot Act or any other Person who has been determined to be subject to the prohibitions contained in the Patriot Act; implementing a Customer Identification Program (“CIP”) and performs CIP due diligence in accordance with the Patriot Act, including the identification of beneficial ownership where required under applicable law; and (ix) has implemented Customer Due Diligence (“CDD”) procedures compliant with FinCEN’s CDD Rule that enables the Borrower, any Affiliate of the Borrower or any other Loan Party, to the extent required, to identify and verify the beneficial owner(s) and key controller of certain legal entity customers.

(k)           The Borrower has disclosed to the Lender if the Borrower, any other Loan Party or any Person who, to the Borrower’s knowledge, has or will have an interest in the transactions contemplated by this Agreement or will participate, in any manner whatsoever, in receiving or utilizing the proceeds of any Advance, whether directly or indirectly, is or has been a PEP Entity, Politically Exposed Person or an Immediate Family Member or Known Close Associate of a Politically Exposed Person and has provided or will provide the necessary information required by law.

(l)            Neither the Borrower, any other Loan Party, nor any Person controlling or controlled by the Borrower, nor any director, officer, or employee thereof, nor, to the Borrower’s knowledge, any, agent or representative thereof, is a Person that, or is owned or controlled by a Person that, (i) is the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union or Her Majesty’s Treasury (collectively, “Economic Sanctions”), (ii) is located in a Sanctioned Country or (iii) has taken any action in furtherance of or to fund, finance or facilitate: (A) an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any Person while knowing that all or some portion of the money or value will be offered, given or promised to anyone to improperly influence official action, to obtain or retain business or otherwise to secure any improper advantage or (B) any money laundering or terrorist financial activities or business.

(m)           All financial statements of the Borrower and each other Loan Party and other related information of the Borrower and such other Loan Party, duly certified by an Authorized Person of the Borrower or such other Loan Party, copies of which have been furnished to the Lender, fairly present the financial condition of the Borrower or such other Loan Party on the date as of which such information is furnished and the results of the operations of the Borrower or such other Loan Party for the period ended on such date, all in accordance with GAAP. Since the date of the Borrower’s or such other Loan Party’s most recent financial statement there has been no Material Adverse Change with respect to the Borrower or such other Loan Party.

(n)           All tax returns required to be filed by the Borrower in any jurisdiction have been filed, and all taxes, assessments, fees and other  governmental charges upon the

Borrower or upon any of its property, income or franchises, which are shown to be due and payable on such returns have been paid. The Borrower is not aware of any proposed additional tax assessment or tax to be assessed against or applicable to the Borrower.

(o)           The Borrower is solvent, is able to pay its Debts as they become due and now owns property having a value both at fair valuation and a present fair salable value greater than the amount required to pay such Debts as they mature, and will not be rendered insolvent, or be left with insufficient capital, or be unable to pay its Debts as they mature, by the execution, delivery and performance of this Agreement or any other Loan Document to which the Borrower is a party or by the transactions contemplated hereunder or thereunder.

(p)           The Borrower either (i) is not an “investment company” or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended (the “1940 Act”) and to the extent any exemption from the definition of “investment company” is being relied upon, it is pursuant to an exemption other than under Section 3(c)(1) or 3(c)(7) of the 1940 Act or (ii) is an issuer that would be an investment company under the 1940 Act but for the exclusion provided in Section 3(c)(1) or 3(c)(7) of the 1940 Act, and therefore agrees that so long as this Agreement remains in effect, the Borrower will not open any Consulting Group Investment Advisory Account with Morgan Stanley Smith Barney or any of its affiliates or enter into any investment advisory agreement or investment advisory relationship with Morgan Stanley Investment Management Inc. or any of its affiliates. Neither Borrower nor any Person controlling Borrower or under common control with Borrower is subject to regulation under the Federal Power Act, the 1940 Act, or is subject to any other statute or regulation which regulates the incurrence by the Borrower of indebtedness for borrowed money, other than Federal and state securities laws.

ARTICLE V

COVENANTS OF THE BORROWER

Section 5.01          Affirmative Covenants. So long as any portion of the Revolving Loan or any other Obligations shall remain unpaid or the Lender shall have any obligation to fund any portion of the Commitment hereunder, the Borrower shall:

(a)           Compliance with Laws, Etc. Comply in all material respects, with all applicable laws, rules, regulations and orders, such compliance to include, compliance with ERISA, Regulation X and any and all applicable securities laws.

(b)           Payment of Taxes, Etc. Pay and discharge before the same shall become delinquent, (i) all taxes, assessments and governmental charges or levies imposed upon the Borrower or the Borrower’s property and (ii) all lawful claims that, if unpaid, might by law become a Lien upon the Borrower’s property; provided, however, that, unless required by one of the Collateral Documents, the Borrower shall not be required to pay or discharge any such tax, assessment, governmental charge, levy or claim that is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained in accordance with GAAP, consistently applied, by the Borrower, unless and until any Lien resulting therefrom attaches to its property and becomes enforceable against its other creditors. For the avoidance of doubt, any withholding tax imposed on a payment made by the Borrower in connection with this Agreement or any other Loan Document is a tax imposed upon the Borrower.

(c)           Maintenance of Insurance. (i) Maintain insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Borrower operates, and (ii) maintain insurance coverage which complies with the workers’ compensation and employers’ liability laws of all states in which the Borrower shall be required to maintain such insurance.

(d)           Preservation of Organizational Existence, Etc. Preserve and maintain its existence, rights (charter and statutory) and franchises, including, its legal name and jurisdiction of organization.

(e)           Visitation Rights. Permit at any reasonable time and from time to time, the Lender or any agents or representatives thereof, to examine and make copies of and abstracts from the records and books of account of, and visit the properties of the Borrower and to discuss the affairs, finances and accounts of the Borrower with any of the Borrower’s officers or directors and with their independent certified public accountants and financial advisors.

(f)           Keeping of Books. Keep proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Borrower in accordance with GAAP.

(g)          Maintenance of Properties, Etc. Maintain and preserve all of its properties that are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear and casualty and condemnation excepted.

(h)          Transactions with Affiliates. Conduct all transactions otherwise permitted under the Loan Documents with any of its Affiliates on terms that are fair and reasonable and no less favorable to the Borrower than it would obtain in a comparable arm’s-length transaction with a Person not an Affiliate.

(i)           Reporting Requirements.  Furnish to the Lender:

(i)           as soon as available and in any event no later than March 31st of each calendar year, beginning with calendar year 2019, the annual financial statements of the Borrower for the immediately preceding calendar year, containing a balance sheet of the Borrower as of the end of such preceding calendar year and statements of income, cash flow and contingent liabilities of the Borrower for such preceding calendar year, in a form reasonably satisfactory to the Lender, accompanied by a signed statement by the Borrower that such financial statements are complete and accurate in all material respects and fairly present the financial condition of the Borrower as of the date thereof;

(ii)          as soon as available and in any event within the earlier of: (i) fifteen (15) days after the filing thereof and (ii) October 30 of each calendar year, beginning with calendar year 2018 for the calendar year ending December 31, 2017, a true and complete copy of all Federal income tax returns filed by the Borrower and all schedules thereto, including, any applicable Schedule K-1;

(iii)          simultaneously with the delivery of each set of financial statements referred to in clause (i) above, a certificate (a “Compliance Certificate”) of the Loan Parties substantially in the form of Exhibit C attached hereto (with blanks appropriately completed in conformity herewith);

(iv)          as long as any shares of US Xpress owned by any Loan Party are held by the Transfer Agent, no later than Friday of each calendar week during the Unsecured Period, a statement from the Transfer Agent setting forth the amount of shares of US Xpress common stock held by the Transfer Agent in the name of each Loan Party as of a date less than seven (7) days prior to the date of such delivery;

(v)          as soon as possible and in any event within five (5) days after the occurrence of each Default and Event of Default continuing on the date of such statement, a statement of an Authorized Person of the Borrower setting forth details of such Default and Event of Default and the action that the Borrower has taken and proposes to take with respect thereto; and

(vi)          such other information respecting the Borrower and each other Loan Party as the Lender may from time to time reasonably request.

(j)            Patriot Act; Economic Sanctions. Immediately notify the Lender in the event the Borrower is made aware or receives any notice that any of the Borrower, any other Loan Party or any Affiliate of any Loan Party or any Person controlling or controlled by the Borrower or any such Loan Party (or any of such Person’s beneficial owners, trustees, members, managers, partners or affiliates or participants), or any Person who, to the Borrower’s knowledge, has or will have an interest in the transaction contemplated by this Agreement or will participate, in any manner whatsoever, in receiving or utilizing the proceeds of any Advance, whether directly or indirectly (i) is or has been a PEP Entity, Politically Exposed Person or an Immediate Family Member or Known Close Associate of a Politically Exposed Person or (ii) becomes the subject of any Economic Sanctions or the target of any governmental or regulatory matter involving Economic Sanctions or violations of anti-money laundering laws.

(k)          Compliance with Organizational Documents. Comply in all material respects with its Organizational Documents, and any of its obligations thereunder.

(l)           Further Assurances. Promptly upon request by the Lender, do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, conveyances, pledge agreements, mortgages, deeds of trust, trust deeds, assignments, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments as the Lender may reasonably require from time to time in order to (i) carry out more effectively the purposes of the Loan Documents, (ii) to the fullest extent permitted by applicable law, subject the Borrower’s properties, assets, rights or interests to the Liens now or hereafter intended to be covered by any of the Collateral Documents, (iii) perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and any of the Liens intended to be created thereunder and (iv) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Lender the rights granted or now or hereafter intended to be granted to the Lender under any Loan Document or under any other instrument executed in connection with any Loan Document to which the Borrower is or is to be a party.

Section 5.02       Negative Covenants. So long as any portion of the Revolving Loan or any other Obligations shall remain unpaid, or the Lender shall have any obligation to fund any portion of the Commitment hereunder, the Borrower shall not:

(a)           Liens, Etc. Create or suffer to exist any Lien, or cause any other Person to create or suffer to exist any Lien, upon (i) during the Unsecured Period, the Unencumbered Shares and (ii) during the Secured Period, any of the Collateral, other than Liens granted to the Lender to secure the obligations hereunder.

(b)           Mergers, Etc. Merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to, any Person or create or acquire any subsidiary that does not simultaneously become a “Guarantor” (as defined pursuant to this Agreement) of the Borrower’s obligations hereunder.

(c)           Change in Nature of Business. Make any change to its fiscal year, legal name or state of organization.

(d)           Restricted Payments. Upon the occurrence and during the continuance of an Event of Default, declare or pay any dividends, purchase, redeem, retire, defease or otherwise acquire for value any of its capital stock (or the equivalent thereof) now or hereafter outstanding, return any capital to its stockholders (or the equivalent Persons thereof) as such, make any distribution of assets, capital stock (or the equivalent thereof), obligations or securities to its stockholders, or members (or the equivalent Persons thereof) as such, or issue or sell any capital stock (or the equivalent thereof).

(e)           Amend Organizational Documents. Alter, amend, modify, supplement, terminate, or change any provision of its Organizational Documents.

(f)            Fiscal Year and Accounting Method. Without the prior written consent of Lender, change its fiscal year or method of accounting, except as required by GAAP (and in respect thereof, with prompt written notice to the Lender of such required GAAP change(s)).

(g)           Anti-Corruption and Anti-Money Laundering Laws; Economic Sanctions. Not, directly or indirectly, use the proceeds of any Advance hereunder, or lend, contribute or otherwise make available such proceeds to the Borrower, any other Loan Party or other Person controlling or controlled by Borrower: (i) to fund or facilitate any activities that would violate applicable anti-corruption or anti-money laundering laws, rules or regulations, including the Patriot Act, (ii) to fund or facilitate any activities or business of, or with, any Person that, at the time of such funding or facilitation, is the subject of Economic Sanctions or is located, resides or is organized (as applicable) in any Sanctioned Country, or (ii) in any manner that will result in a violation of Economic Sanctions by any Person, including the Lender.

(h)           Morgan Stanley Designated Account. Transfer any deposits or other assets from the Morgan Stanley Designated Account, if any, to any other deposit account or securities account maintained by the Borrower at Morgan Stanley Smith Barney.

Section 5.03       Financial Covenants . So long as any portion of the Revolving Loan or any other Obligations shall remain unpaid or the Lender shall have any obligation to fund any portion of the Commitment hereunder, the Borrower and the other Loan Parties in the aggregate but without duplication shall:

(a)           Debt. In respect of the Borrower only, not create, incur, assume or suffer to exist any Debt other than (i) Debt under this Agreement and the other Loan Documents, (ii) any other Debt owing to the Lender or any Affiliate of the Lender and (iii) Debt incurred prior to the Effective Date and listed on Schedule 5.03(a) attached hereto. This covenant shall be tested on a calendar year basis with the delivery by the Borrower of a Compliance Certificate.

(b)           Tangible Net Worth. Maintain, at all times, a Tangible Net Worth of not less than $100,000,000. This covenant shall be tested on a calendar year basis with the delivery by the Loan Parties of a Compliance Certificate.

(c)           Unencumbered Shares. Maintain, at all times during the Unsecured Period, ownership and control of common shares of US Xpress stock in the name of the Loan Parties having an aggregate fair market value of not less than $75,000,000, held and maintained in accounts with the Lender and/or any of its Affiliates or the Transfer Agent (the “Unencumbered Shares”).

(d)           Unencumbered Liquid Assets. Maintain, at all times during the Unsecured Period, ownership and control of Unencumbered Liquid Assets having an aggregate fair market value of not less than $75,000,000, held and maintained in deposit accounts, securities accounts or other similar accounts with the Lender and/or any of its Affiliates or, in the case of shares of common stock of US Xpress (which, for the avoidance of doubt, may include the Unencumbered Shares), held and maintained in accounts with the Transfer Agent.

For purposes of the foregoing, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Intangible Assets” means goodwill, intellectual property (licenses, patents, trademarks, trade names, copyrights, service marks and brand names), experimental expenses, organization expense and any other assets that are properly classified as intangible assets in accordance with GAAP.

“Tangible Net Worth” means Total Assets minus Total Liabilities. For purposes of this definition, the aggregate amount owing to the any Loan Party from any officer, stockholder (or equivalent) or Affiliate of any Loan Party shall be deducted from Total Assets.

“Total Assets” means all assets of each Loan Party excluding the aggregate amount of Intangible Assets of each Loan Party.

“Total Liabilities” means all liabilities and Debt of each Loan Party, including (i) capitalized leases and (ii) all reserves for deferred taxes and other deferred sums appearing on the liabilities side of the balance sheet of such Loan Party.

“Unencumbered Liquid Assets” means the following assets owned and held in the name of any Loan Party which may be disposed of without the consent of any Person and on which there is no Lien (other than a Lien in favor of Lender): (a) shares of US Xpress so long as the market capitalization of US Xpress is at least $500,000,000 and/or (b) cash, cash equivalents and marketable securities (excluding any cash, cash equivalents or marketable securities credited to or held in an individual retirement account or other similar retirement investment account), acceptable to the Lender in its sole and absolute discretion, which are re-priced on a daily basis and which may be disposed of without restriction within ninety (90) Business Days.

ARTICLE VI

EVENTS OF DEFAULT

Section 6.01          Events of Default. If any of the following events (“Events of Default”) shall occur and be continuing:

(a)           The Borrower shall fail to pay (i) any principal on the Revolving Loan when the same becomes due and payable (including, without limitation, mandatory prepayments and prepayments required as a result of any event described in the “Collateral Maintenance” section of the Basic Terms), or (ii) interest on the Revolving Loan or any fees or other amounts payable under this Agreement when the same becomes due and payable and such failure shall continue unremedied for a period of three (3) Business Days; or

(b)           Any representation or warranty made by the Borrower or any other Loan Party herein or in any other Loan Document, or any representation or warranty made by the Borrower or any other Loan Party (or any of their respective trustees, officers, members, managers or partners, as applicable) in connection with this Agreement or any other Loan Document, shall prove to have been incorrect or misleading in any material respect when made or as of the date any Advance shall be made hereunder; or

(c)           (i) The Borrower shall fail to perform or observe any term, covenant or agreement contained in Article V (other than Section 5.01(i), which shall be governed by clause (ii) immediately following this clause (i)), or (ii) the Borrower or any other Loan Party shall fail to perform or observe any other term, covenant or agreement (including under Section 5.01(i)) contained in this Agreement or any other Loan Document (except as set forth below in clause (iii) hereof) on such Loan Party’s part to be performed or observed if such failure described in this subsection (c)(ii) shall remain unremedied for any grace period specified therein or for ten (10)days if no grace period is so specified, or (iii) the Borrower shall fail to timely cure a Margin Shortfall or immediately cure a Sell-Out Shortfall as required under the “Collateral Maintenance” section under the Basic Terms, or

(d)           (i) The Borrower or any other Loan Party shall fail to pay any principal of or premium or interest on any Debt of the Borrower or such other Loan Party (as the case may

be), (A) to the Lender or any Affiliate of the Lender (other than Debt hereunder), or (B) to any other Person in an aggregate amount (for all Loan Parties together) of greater than or equal to $250,000.00, in either case when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or (ii) any other event shall occur or condition shall exist under any agreement or instrument relating to any Debt of the Borrower or any Loan Party and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of Debt (A) to the Lender or any Affiliate of the Lender (other than Debt hereunder) or (B) to any other Person in an aggregate amount (for all Loan Parties together) greater than or equal to $250,000.00; or (iii) any Debt of the Borrower or any Loan Party shall be declared to be due and payable, or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof, where the Debt is owing (A) to the Lender or an Affiliate thereof or (B) to any other Person in an aggregate amount  (for all Loan Parties together) of greater than or equal to $250,000.00; or

(e)           Any Guarantor shall die or be declared legally incompetent by a court of competent jurisdiction and a successor Person acceptable to the Lender in its sole discretion has not executed and delivered to the Lender a new guaranty on substantially the same terms as the Guaranty within thirty (30) days after such death or declaration; or

(f)           The Borrower or any other Loan Party shall voluntarily dissolve, liquidate or terminate operations, or shall generally not pay such Loan Party’s debts as such debts become due, or shall admit in writing such Loan Party’s inability to pay such Loan Party’s debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Borrower or any other Loan Party seeking to adjudicate such Loan Party a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of such Loan Party or such Loan Party’s debts or under any Debtor Relief Law, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for such Loan Party or for any substantial part of such Loan Party’s property and, in the case of any such proceeding instituted against such Loan Party (but not instituted by such Loan Party), either such proceeding shall remain undismissed or unstayed for a period of thirty (30) days, or any of the actions sought in such proceeding (including, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, such Loan Party or for any substantial part of such Loan Party’s property) shall occur; or the Borrower or any other Loan Party shall take any action to authorize any of the actions set forth above in this subsection (f); or

(g)           Any judgment or order for the payment of money in excess of $250,000.00 shall be rendered against the Borrower or any other Loan Party and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of thirty (30) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

(h)          (i) Any Loan Document shall for any reason cease to be a valid and binding obligation or enforceable against any applicable Loan Party thereto; or (ii) any Loan Party shall repudiate, revoke or deny any liability under any Loan Document applicable to any such Loan Party; or

(i)            Any Lien granted pursuant to any Collateral Document shall for any reason cease to be a valid and perfected first priority lien on and security interest in the Collateral purported to be covered thereby; or

(j)           The Lender shall have determined in its sole and absolute discretion and in good faith that one or more conditions exist or events have occurred which have resulted or may result in a Material Adverse Effect; or

(k)           Any Loan Party or any Affiliate of any Loan Party or a holder of any capital stock (or the equivalent thereof) in any Loan Party or in any Affiliate of any Loan Party shall (i) become the subject of any Economic Sanctions, (ii) become named on any list of persons who are or may be engaged in or who have been or may have been engaged in possible criminal activity or other wrongdoing, including, money laundering or corruption or (iii) be indicted, arraigned or custodially detained on charges involving money laundering or corruption or any predicate crime to money laundering or corruption; or

(l)            A Change in Control shall occur; or

(m)          The failure by the Loan Parties, immediately upon the Lock-Up End Date, to transfer to Lender and/or its Affiliates common shares of US Xpress stock with a Market Value of at least $75,000,000 (the “Designated US Xpress Shares”);

then, and in any such event, the Lender may, by notice to the Borrower, do any one or more of the following: (i) declare its obligation to make Advances hereunder and the Commitment to be terminated, whereupon the same shall forthwith terminate, (ii) declare the Advances and all other amounts payable under this Agreement and the other Loan Documents to be forthwith due and payable, whereupon the Advances, all accrued and unpaid interest on the Revolving Loan, together with and all other amounts payable hereunder and under the other Loan Documents shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower, (iii) take action to liquidate all or any part of the Collateral according to the procedures set forth in the Collateral Documents, and (iv) take any or all other remedial action permitted by applicable law; provided, however, that upon the occurrence of any event described in subsections (e) or (f) of this Section 6.01, (A) the obligation of the Lender to make Advances and the Commitment shall automatically be terminated, and (B) the Advances and all accrued and unpaid interest on the Revolving Loan, together with all other amounts payable hereunder and under the other Loan Documents shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.

Upon the occurrence and continuation of an Event of Default, all or any one or more of the rights, powers, privileges and other remedies available to the Lender against the Borrower hereunder and/or against the Borrower or the other Loan Parties under any of the other Loan

Documents executed and delivered by, or applicable to, the Borrower or any other Loan Party, as the case may be, or at law or in equity may be exercised by the Lender at any time and from time to time, whether or not all or any of the Revolving Loan shall be declared due and payable, and whether or not the Lender shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under any of the Loan Documents with respect to the Collateral. Any such actions taken by the Lender shall be cumulative and concurrent and may be pursued independently, singly, successively, together or otherwise, at such time and in such order as the Lender may determine in its sole discretion, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of the Lender permitted by law, equity or contract or as set forth herein or in the other Loan Documents. Without limiting the generality of the foregoing, the Borrower agrees that if an Event of Default is continuing, all Liens and other rights, remedies or privileges provided to the Lender shall remain in full force and effect until (a) the Lender has exhausted all of its remedies against the Collateral and the Collateral has been foreclosed, sold and/or otherwise realized upon in satisfaction of the Revolving Loan and (b) all Obligations hereunder have been paid in full. The Lender shall not be required to do any act whatsoever or exercise any diligence whatsoever to mitigate any damages if any Event of Default shall occur and be continuing hereunder.

ARTICLE VII

MISCELLANEOUS

Section 7.01          Amendments, Etc. No amendment or waiver of any provision of this Agreement nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the party to be charged thereby, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

Section 7.02          Notices, Etc. All notices and other communications provided for hereunder shall be in writing and mailed or otherwise sent or delivered in accordance with the Basic Terms.

Section 7.03          No Waiver; Remedies. No failure on the part of the Lender to exercise, and no delay in exercising, any right hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein or under any other Loan Document provided are cumulative and not exclusive of any remedies provided by law.

Section 7.04          Costs and Expenses; Indemnification.

(a)           The Borrower agrees to pay on demand all fees, costs and expenses of the Lender in connection with the preparation, negotiation, execution, delivery, administration, modification or amendment of the Letter of Interest, this Agreement, the Note, the Collateral Documents and the other Loan Documents, including, search, filing and recording fees and taxes, the reasonable fees and expenses of counsel for the Lender with respect thereto and with respect to advising the Lender as to its rights and responsibilities under such documents. The

Borrower further agrees to pay on demand all fees, costs and expenses of the Lender, if any (including, reasonable counsel fees and expenses), in connection with any field exam or audit of any of the Collateral, the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement, the Note, the Collateral Documents and the other Loan Documents, including, reasonable fees and expenses of counsel for the Lender in connection with the enforcement of rights under this Agreement, the Note, the other Loan Documents and this Section 7.04(a). The Borrower hereby authorizes the Lender and its Affiliates at any time and from time to time, without notice to the Borrower, and whether or not the Lender shall have made any demand or an Event of Default shall have occurred, to charge any account of the Borrower maintained by the Lender or any of its Affiliates for such fees, costs and expenses. The rights of the Lender and its Affiliates under this Section are in addition to other rights and remedies (including, rights of setoff) that the Lender and its Affiliates may have.

(b)           The Borrower agrees to indemnify and hold harmless the Lender and each of its Related Parties (each, an “Indemnified Party”) from and against any and all claims, damages, losses, liabilities and expenses (including, reasonable fees and expenses of counsel of any Indemnified Party) that are incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, in connection with any investigation, litigation or proceeding or preparation of a defense in connection therewith) this Agreement, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Advances except that the Borrower shall have no obligation hereunder to any Indemnified Party with respect to (i) any liability resulting from the gross negligence or willful misconduct of such Indemnified Party, as determined by a final, non-appealable judgment by a court of competent jurisdiction, or (ii) disputes between or among the Lender and any assignee of the Lender’s rights or obligations under this Agreement or any Person who has purchased a participation in or to all or a portion of the Lender’s rights and obligations under this Agreement that do not involve any acts or omissions of the Borrower. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 7.04(b) applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by the Borrower or any of its Related Parties or an Indemnified Party or any other Person, whether or not any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated. The Borrower also agrees not to assert any claim against the Lender and any of its Related Parties on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to this Agreement, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Advances.

(c)          Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 7.04 shall survive the payment in full of principal, interest and all other amounts payable hereunder.

Section 7.05          Right of Setoff; Certain Waivers.

(a)           Upon the occurrence and during the continuance of any Event of Default, the Lender and its Affiliates are hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off against, sell, liquidate, transfer or otherwise apply, or to cause to sell, liquidate, transfer or otherwise apply any assets or securities of the Borrower held by the

Lender or any of its Affiliates, including Morgan Stanley Smith Barney, and also to set off and apply, or cause to set off and apply, any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Lender or any of its Affiliates to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement or any other Loan Document, whether or not the Lender shall have made any demand under this Agreement or such other Loan Document and although such obligations may be unmatured. The rights of the Lender and its Affiliates under this Section are in addition to other rights and remedies (including, other rights of setoff) that the Lender may have.

(b)           Except for notice and grace periods specifically provided for herein, presentment for payment, notice of dishonor, protest and notice of protest are hereby waived. The receipt by the Lender of payments of interest or principal hereunder or any other sums due hereunder with knowledge on the part of the Lender of the existence of an Event of Default hereunder shall not be deemed a waiver of such Event of Default. No payment by the Borrower or receipt by the Lender of less than the full amount of interest, principal and/or the other sums due hereunder shall be deemed to be on account of all such interest, principal and other sums and (except as expressly set forth herein to the contrary) shall be applied against such interest, principal and/or other sums in such manner and order as the Lender shall choose in its sole and absolute discretion.

Section 7.06          Binding Effect; Successors and Assigns. This Agreement shall become effective on the Effective Date and thereafter shall be binding upon and inure to the benefit of the Borrower, the Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights or obligations hereunder or any interest herein without the prior written consent of the Lender.

Section 7.07          Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to conflicts of law principles of New York State law other than § 5-1401 of the New York General Obligations Law.

Section 7.08          Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by electronic means shall be effective as delivery of an original executed counterpart of this Agreement.

Section 7.09          Interest Rate Limitation.  Anything herein to the contrary notwithstanding, if at any time the applicable interest rate, together with all fees and charges that are treated as interest under applicable law (collectively, the “Charges”), as provided for herein or in any other Loan Document, or otherwise contracted for, charged, received, taken or reserved by the Lender, shall exceed the maximum lawful rate (the “Maximum Rate”) that may be contracted for, charged, taken, received or reserved by the Lender in accordance with applicable law, the rate of interest payable on the Advances, together with all Charges payable to the Lender, shall be limited to the Maximum Rate. Neither the Borrower nor any other Loan Party that is or will become liable for payment of the Obligations shall be liable for unearned interest thereon or be required to pay interest thereon in excess of the maximum amount that may be lawfully charged under applicable law from time to time in effect, and the provisions of this Section 7.09 shall control over all other provisions of the Loan Documents that may be in conflict. If (a) the maturity of the Obligations is accelerated for any reason, (b) any of the Obligations are prepaid and as a result any amounts held to constitute interest are determined to be in excess of the legal maximum or (c) the Lender or any other holder of any or all of the Obligations shall otherwise collect moneys that are determined to constitute interest that would otherwise increase the interest on any or all of the Obligations to an amount in excess of that permitted to be charged by applicable law then in effect, then all such sums determined to constitute interest in excess of such legal limit shall, without penalty, be promptly applied to reduce the then outstanding principal of the Obligations or, at the Lender’s or such holder’s option, be promptly returned to the Borrower or the other payor thereof upon such determination.

Section 7.10          Jurisdiction, Etc.

(a)           Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such federal court. Each party hereto hereby waives personal service of any and all process issued in any such action or proceeding and agrees that service of any and all process may be made by reputable overnight courier or delivery system or any other means of service permitted under applicable law, addressed to such party at its address specified in the Basic Terms. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document in the courts of any other jurisdiction.

(b)           Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

Section 7.11          Assignments and Participations.  The Borrower may not assign any of the Borrower’s rights or obligations under this Agreement or any other Loan Document. The Lender may assign to one or more Persons all or a portion of its rights and obligations under this Agreement (including, all or a portion of its Commitment and the Advances owing to it hereunder), without notice to, or the consent of the Borrower or any other Loan Party. The Lender may sell participations to one or more Persons (other than the Borrower or any other Loan Party or entity in which the Borrower has any direct or indirect equity interest) in or to all or a portion of its rights and obligations under this Agreement (including, all or a portion of its Commitment and the Advances owing to it hereunder), without notice to, or the consent of, the Borrower or any other Loan Party. The Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 7.11, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrower furnished to the Lender by or on behalf of the Borrower. The Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement and any other Loan Document to secure obligations of the Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided, that no such pledge or assignment shall release the Lender from any of its obligations under this Agreement or any other Loan Document or substitute any such pledgee or assignee for the Lender as a party to this Agreement or any other Loan Document.

Section 7.12          WAIVER OF JURY TRIAL. EACH OF THE BORROWER AND THE LENDER HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, THE ADVANCES OR THE ACTIONS OF THE LENDER OR ANY OF ITS AFFILIATES IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF OR THEREOF.

Section 7.13          Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

Section 7.14          Entire Agreement; Jointly Drafted. This Agreement, the other Loan Documents and all brokerage agreements to which the Borrower or any Affiliate of the Borrower is a party with Morgan Stanley Smith Barney constitute the entire agreement among the parties and supersede any prior written and verbal agreements among them with respect to the subject matter hereof and thereof. This Agreement shall be deemed to have been jointly drafted, and no provision of it shall be interpreted or construed for or against a party because such party purportedly prepared or requested such provision, any other provision, or this Agreement as a whole.

Section 7.15          Headings. Article, section and paragraph headings in this Agreement are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose.

Section 7.16          Conflicts. Conflicts between this Agreement and any of the Collateral Documents shall be resolved in favor of the latter.

Section 7.17          Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

Section 7.18          Lender Action. The Lender shall have the right, but not the obligation, to take any action at the Borrower’s expense if the Lender believes, in its reasonable discretion after consultation with the Borrower, that such action is necessary to avoid the occurrence of a Material Adverse Effect with respect to the Borrower or any of the Collateral.

Section 7.19          Tax Information. Notwithstanding anything herein to the contrary, the Borrower (and any employee, representative or other agent of the Borrower) may disclose to any and all Persons, without limitation of any kind, the U.S. federal income tax treatment and the U.S. federal income tax structure of the transactions contemplated hereby and all materials of any kind (including, opinions or other tax analyses) that are provided to the Borrower (or any employee, representative or other agent of the Borrower) relating to such tax treatment and tax structure. However, no disclosure of any information relating to such tax treatment or tax structure may be made to the extent nondisclosure is reasonably necessary in order to comply with applicable securities laws.

Section 7.20          Increased Costs.

(a)           If any Change in Law shall:

(i)           subject the Lender to any tax with respect to any Advance (other than any tax on the overall net income of the Lender or any other Excluded Tax); or

(ii)          change the basis of taxation of payments to the Lender of principal of or interest on any Advance (other than any tax measured by or based upon the overall net income of the Lender or any other Excluded Tax); or

(iii)          impose, modify or deem applicable any reserve or deposit requirements against any assets held by, deposits with or for the account of, or loans or commitments by, an office of the Lender in connection with the obligations of the Lender hereunder; or

(iv)          impose upon the Lender any other condition with respect to any amount paid or payable to or by the Lender pursuant to this Agreement and the other Loan Documents;

and the result of any of the foregoing is to increase the cost to the Lender of maintaining the Revolving Facility or to reduce the amount of any payment receivable by the Lender hereunder, or to require the Lender to make any payment on or calculated by reference to the gross amount of any sum received by it pursuant hereto, in each case by an amount which the Lender in its reasonable judgment deems material, then:

(A)          the Lender shall promptly notify the Borrower in writing of the happening of such event;

(B)           the Lender shall promptly deliver to the Borrower a certificate stating the change which has occurred or the reserve requirements or other conditions which have been imposed on the Lender or the request, direction or requirement with which it has complied, together with the date thereof, the amount of such increased cost, reduction or payment and the way in which such amount has been calculated, which amount or amounts necessary to compensate the Lender as specified, shall be conclusive absent manifest error; and

(C)          the Borrower shall pay to the Lender, within thirty (30) days after delivery of the certificate referred to in clause (B) above, such an amount or amounts as will compensate the Lender for such additional cost, reduction or payment.

(b)           No failure on the part of the Lender to demand compensation under paragraph (a) above on any one occasion shall constitute a waiver of its right to demand such compensation on any other occasion, and no failure on the part of the Lender to deliver any certificate in a timely manner shall in any way reduce any obligation of the Borrower to the Lender under this Section. The protection of this Section shall be available to the Lender regardless of any possible contention of the invalidity or inapplicability of any law, regulation or other condition which shall give rise to any demand by the Lender for compensation hereunder.

Section 7.21          Capital Adequacy.

(a)           If the Lender shall have determined that any Change in Law affecting the Lender, or compliance by the Lender (or any lending office of the Lender) or the Lender’s holding company with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central lender or comparable agency, has or would have the effect of reducing the rate of return on the Lender’s capital or on the capital of the Lender’s holding company, if any, as a consequence of this Agreement or any Advance made by the Lender pursuant hereto to a level below that which the Lender or the Lender’s holding company could have achieved but for such adoption, change or compliance (taking into consideration the Lender’s policies and the policies of the Lender’s holding company with respect to capital adequacy) by an amount deemed by the Lender to be material, then from time to time the Borrower shall pay to the Lender such additional amount or amounts as will compensate the Lender or the Lender’s holding company for any such reduction suffered.

(b)           A certificate of the Lender setting forth such amount or amounts as shall be necessary to compensate the Lender or its holding company as specified in paragraph (a) above shall be delivered to the Borrower and shall be deemed presumptively correct and binding on the Borrower absent manifest error. The Borrower shall pay the Lender the amount shown as due on any such certificate delivered by it within thirty (30) days after their receipt of the same.

(c)           Failure on the part of the Lender to demand compensation for any reduction in return on capital with respect to any period shall not constitute a waiver of the Lender’s right to demand such compensation with respect to such period or any other period. The protection of this Section shall be available to the Lender regardless of any possible contention of the invalidity or inapplicability of the law, rule, regulation, guideline or other change or condition which shall have occurred or been imposed.

Section 7.22          Joint and Several Liability. If the Borrower consists of more than one Person, the obligations and liability of each Person hereunder and under each other Loan Document to which the Borrower is a party, shall be joint and several. The Borrower hereby waives any and all rights of subrogation, reimbursement, contribution, indemnity or otherwise arising by contract or operation of law, including any lien rights, from or against any other Borrower until the Advances are paid in full and all of the Borrower’s obligations under the Loan Documents are fulfilled.

Section 7.23          Survival. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the Lender and shall survive the execution and delivery of the Note, this Agreement and the making of any Advance, regardless of any investigation made by the Lender or on its behalf and notwithstanding that the Lender may have had notice or knowledge of any Default, Event of Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Advance or any fee or any other amount payable under this Agreement is outstanding and so long as this Agreement has not been terminated. The provisions of Sections 2.04, 7.04, 7.05, 7.10, 7.12, 7.19, 7.20, 7.21 and 7.27 shall survive and remain in full force and effect regardless of payment in full of all Advances, the termination of the Commitment and the termination of this Agreement or any provision hereof.

Section 7.24          Credit Reports. For the avoidance of doubt and without in any way limiting any of the Lender’s rights under any other Loan Document, including any financial statement and/or application delivered by or on behalf of any Loan Party with respect to this Agreement, the Loan Documents and the transactions hereunder, the Borrower authorizes the Lender to obtain credit reports on the Borrower from time to time until the Obligations are paid in full and all of the Borrower’s obligations under the Loan Documents are fulfilled, but not more often than annually except in connection with other extensions or proposed extensions of credit to the Borrower by the Lender or any of its Affiliates.

Section 7.25           Financial Advisor Disclaimer. The Borrower acknowledges and agrees that notwithstanding any advisory relationship that the Borrower may have with Morgan Stanley Smith Barney with respect to the Securities Accounts (or any other account) or otherwise, no advisory relationship with Morgan Stanley Smith Barney exists with respect to this Agreement, the other Loan Documents and the transactions hereunder, or in connection with the Borrower’s decision to enter into this Agreement and the other Loan Documents, or the Borrower’s decision to use the Securities Accounts as collateral for the Revolving Loan and all other Obligations hereunder. The Borrower further acknowledges and agrees that neither Morgan Stanley Smith Barney, nor any financial advisor(s) to the Borrower employed by or working as an agent of Morgan Stanley Smith Barney, has acted or is acting as an investment advisor in connection with the Borrower’s decision to enter into this Agreement and the other Loan Documents or the Borrower’s decision to obtain the Commitment and the Revolving Facility and the Borrower is solely responsible for its decision to enter into this Agreement and the other Loan Documents and to pledge assets in the Securities Accounts under the Security Agreement and the other Collateral Documents.

Section 7.26          Lender Affiliates. The Borrower acknowledges and agrees that it may not use proceeds of the Advances to purchase any securities (a) issued by an affiliate (as defined under Regulation W) of the Lender (a “Regulation W Affiliate”), (b) in respect of which, and during any period that, any Regulation W Affiliate has acted as an underwriter, (c) sold by any Regulation W Affiliate acting as a principal, or (d) that would otherwise result in the Lender having to incur a capital charge under Regulation W or being in violation of Regulation W. If the Borrower makes a purchase in violation of the preceding sentence, the Lender or Morgan Stanley Smith Barney may cancel or rescind such purchase at the sole cost of the Borrower, without any prior notice to the Borrower. The Borrower further acknowledges and agrees that it may not use the proceeds of any Advance for the benefit of, or to transfer such proceeds to, a Regulation W Affiliate including to any other account that the Borrower may have with any Regulation W Affiliate, without the prior written consent of the Lender.

Section 7.27          Payments Set Aside; Revival. To the extent that the Borrower makes a payment to the Lender or the Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Lender in its sole discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred and this Agreement shall continue to be effective, or be reinstated, as the case may be, to the extent of such recovery.

Section 7.28          PATRIOT ACT NOTICE. The Lender hereby notifies the Borrower and each other Loan Party that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies the Borrower and each other Loan Party. Such information includes the name and address of the Borrower and each other Loan Party and other information that will allow the Lender to identify the Borrower and each other Loan Party in accordance with the Patriot Act.

Section 7.29         Other Matters. The Borrower agrees not to use the Lender’s or any of the Lender’s Affiliates’ name, logo, trademark or trade name in any marketing document or any communication with the public, including, without any limitation, a press release or tombstone.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

 IN WITNESS WHEREOF, the parties hereto have cause this Revolving Line of Credit Agreement to be executed as of the date first above written.

FULLER FAMILY ENTERPRISES, LLC

By:	/s/ Max L. Fuller
Name: Max L. Fuller
Title: Chief Manager

MORGAN STANLEY PRIVATE BANK, NATIONAL ASSOCIATION

By:	/s/ David Natzke
Name: David Natzke
Title: Authorized Signatory

SIGNATURE PAGE TO REVOLVING LINE OF
CREDIT AGREEMENT

SCHEDULE I
TO REVOLVING LINE OF CREDIT AGREEMENT
WITH
FULLER FAMILY ENTERPRISES, LLC

CERTAIN DEFINED TERMS

As used in this Agreement, the following terms shall have the following meanings:

              “1940 Act” has the meaning specified in Section 4.01(p).

“Advance” means an advance made hereunder by the Lender to the Borrower under Article II.

  “Affiliate” means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person. For purposes of this definition, the term “control” (including the terms “controlling,” “controlled by” and “under common control with”) of a Person means the possession, direct or indirect, of the power to vote five percent (5%) or more of the voting stock (or equivalent) of such Person or to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting stock (or the equivalent thereof), by contract or otherwise.

“Agreement” has the meaning specified in the preamble hereto.

“Annex” has the meaning specified in Section 4.01(j).

  “Authorized Person” means (a) with respect to any entity which is a limited liability company, a manager or authorized member thereof, (b) with respect to any entity which is a corporation, the chief financial officer thereof and, (c) with respect to any entity which is a partnership, the general partner thereof.

  “Available Borrowing Amount” means (a) at any time during the Unsecured Period, the Commitment Amount and (b) at any time during the Secured Period, an amount equal to the lesser of the Commitment Amount and the Borrowing Base.

“Bankruptcy Code” means the United States Bankruptcy Code, 11 U.S.C. §101, et seq., as same may be amended.

“Basic Terms” has the meaning specified in Section 1.02.

“Borrower” has the meaning specified in the preamble hereto.

  “Borrowing Base” means an amount equal to the product obtained by multiplying the aggregate Market Value of each type of Collateral in the Securities Accounts set forth in Column A of Exhibit A hereto times the corresponding percentage specified in Column B of Exhibit A hereto with respect to each such type of Collateral in the Securities Accounts, all on the terms and conditions set forth in this Agreement.

“Business Day” means a day of the year on which banks are not required or authorized by law to close in New York City.

“CDD” has the meaning specified in Section 4.01(j).

“Change in Control” means the Guarantors cease to own all of the membership interests of the Borrower.

  “Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority (including, any request, guideline or policy whether or not having the force of law and including, Regulation D promulgated by the Board of Governors of the Federal Reserve System of the United States as now and from time to time hereafter in effect), or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Charges” has the meaning specified in Section 7.09.

“CIP” has the meaning specified Section 4.01(j).

  “Close Associate” means a Person who is widely and publicly known to maintain an unusually close relationship with a senior political figure, including a Person in a position to conduct substantial domestic and international financial transactions on behalf of such figure.

  “Closing Checklist” means the Closing Checklist dated the date hereof prepared by the Lender and delivered to the Borrower setting forth the documents to be executed and/or delivered by the Loan Parties in connection with this Agreement.

“Code” means the Uniform Commercial Code as enacted in the State of New York, as amended from time to time.

  “Collateral” means all “Collateral” referred to in the Collateral Documents and all other property that is or is intended to be subject to any Lien in favor of the Lender.

  “Collateral Documents” means, collectively, the Security Agreement, all financing statements with respect to the Collateral and any other Loan Document pursuant to which any Collateral is granted to the Lender by any Loan Party.

“Compliance Certificate” has the meaning specified in Section 5.01(i)(iii) hereof.

“Commitment” means the obligation of the Lender to make Advances hereunder to the Borrower in the principal amount up to the Commitment Amount.

“Commitment Amount” means $15,000,000.

  “Debt” of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current trade payables incurred in the ordinary course of business), (b) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (c) all capital lease obligations of such Person, (d) all obligations of such Person, contingent or otherwise, in respect of acceptances, letters of credits or similar extensions of credit, (e) all liabilities secured by any Lien on any property owned by such Person, even though such Person has not assumed or otherwise become liable for the payment thereof, (f) all obligations of such Person in respect of interest rate or currency protection agreements, (g) all Debt of one or more others guaranteed directly or indirectly in any manner by such Person, (h) trade debt which is more than ninety (90) days past due and (i) all obligations pursuant to revolving credit agreements or similar arrangements (which obligations shall be deemed to equal the maximum commitment of lenders thereunder whether currently outstanding or undrawn and available).

  “Debtor Relief Laws” means any applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, insolvency, fraudulent conveyance, reorganization, or similar laws affecting the rights, remedies, or recourse of creditors generally, including the Bankruptcy Code and all amendments thereto, as are in effect from time to time during the term hereunder.

  “Default” means any Event of Default or any event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

“Default Rate” has the meaning specified in the Basic Terms.

  “Designated Account” means either (a) the Morgan Stanley Designated Account or (b) a deposit account or securities account maintained by the Borrower at a financial institution, the account number and location of which shall be provided to the Lender pursuant to the Basic Terms set forth herein.

“Designated US Xpress Shares” has the meaning specified in Section 6.01(m).

“Dollars” means lawful money of the United States of America.

“Economic Sanctions” has the meaning specified in Section 4.01(l).

“Effective Date” has the meaning specified in Section 3.01.

“Eligible US Xpress Shares” means the Pledged US Xpress Shares so long as the market capitalization of US Xpress is at least $500,000,000.

  “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

“Events of Default” has the meaning specified in Section 6.01.

  “Excluded Taxes” means taxes based on the Lender’s net income; franchise taxes; and excise taxes; in each case imposed as a result of the Lender being organized under the laws of, or having its principal office or, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof).

“Extended Maturity Date” means January 17, 2020.

  “Extension Conditions” means (a) the Designated US Xpress Shares shall have been transferred to the Lender and/or its Affiliates, (b) the Lender shall have been granted a first priority perfected lien on the Designated US Xpress Shares pursuant to the Security Agreement (the “Pledged US Xpress Shares”) and the Lender shall have received the original stock certificates evidencing the Pledged US Xpress Shares together with undated stock powers with respect thereto, in blank form, executed by the Loan Parties and medallion guaranteed, (c) the Lender shall have received an issuer’s letter executed by US Xpress, in the form attached hereto as Exhibit E (the “Issue r’s Letter ”), certifying as to certain matters relating to the Pledged US Xpress Shares including that the Pledged US Xpress Shares are freely saleable by the Lender pursuant to the Pledge Agreement, (d) no Event of Default shall have occurred and be continuing and (e) the Lender shall have received such other agreements, documents and certificates as the Lender may reasonably request in connection with the Liens granted to the Lender pursuant to the Security Agreement including an officer’s certificate of the Borrower and an opinion of counsel of the Loan Parties.

“FinCen” means The Financial Crimes Enforcement Network (FinCEN) of the United States Department of the Treasury, or any successor agency.

“GAAP” means the generally accepted accounting principles in the United States, consistently applied.

  “Governmental Authority” means any foreign governmental authority, the United States of America, any State of the United States of America, any municipal or village governmental authority and any subdivision of any of the foregoing, and any agency, department, commission, board, authority or instrumentality, bureau or court having jurisdiction over the Borrower or the Lender or any other Loan Party, or any of their respective businesses, operations, assets, or properties.

“Guarantors” means, collectively, Max L. Fuller, an individual, and Janice B. Fuller, an individual.

  “Guaranty” means the Guaranty made by the Guarantors in favor of the Lender in connection with this Agreement, as amended, restated, modified or supplemented from time to time.

  “Immediate Family Member” means, but is not limited to, a Person’s spouse/partner, parents, siblings, children and in-laws and includes the spouse/partner, parent, grandparent, sibling, child, step-child, or in-law of such other Person.

“Indemnified Party” has the meaning specified in Section 7.04(b).

“Initial Maturity Date” means the date that is two hundred ten (210) days following the US Xpress IPO.

  “Interest Payment Date” means with respect to any Advance, not later than the fifteenth (15th) day of each month commencing on the fifteenth (15th) day of the month immediately following the month in which the Effective Date occurs.

  “Internal Revenue Code” means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

  “Investment” in any Person means any loan or advance to such Person, any purchase or other acquisition of any capital stock (or the equivalent thereof) or Debt or the assets comprising a division or business unit for a substantial part or all of the business of such Person, any capital contribution to such Person or any other direct or indirect investment in such Person including, any acquisition by way of a merger or consolidation.

“Issuer’s Letter ” has the meaning specified in the definition of “Extension Conditions”.

  “Known Close Associate” means any individual that is widely and publicly known to maintain a close relationship to a Prominent Public Figure and includes anyone in any capacity, such as distant relatives, advisors, employees, and business representatives/agents.

“Late Charge” has the meaning specified in the Basic Terms.

“Lender” has the meaning specified in the preamble hereto.

“Letter of Interest” means that certain Letter of Interest dated May 25, 2018 by and between the Lender and the Borrower.

  “LIBO Rate” means a daily fluctuating rate of interest per annum equal for each day to the one-month LIBOR for such day to the interest rate set forth on the key rates page of www.bloomberg.com (or other commercially available source providing quotations of such rate selected by the Lender from time to time) as the ICE Benchmark Administration’s (or its successor’s) London Interbank Offered Rate (LIBOR) (or the successor thereto if the ICE Benchmark Administration is no longer making a LIBOR rate available or an equivalent rate), provided, however, if such interest rate shall not be so set forth for such day, for the then most recent day for which such interest rate is so set forth or if such day is not a Business Day, the immediately preceding Business Day; provided, further, that if such interest rate shall be less than zero, the LIBO Rate shall be deemed to be zero for purposes of this Agreement;

  “Lien” means any lien, security interest, adverse claim or other charge or encumbrance of any kind, or any other type of preferential arrangement having the effect of a lien or security interest, including, a lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property.

  “Loan Documents” means this Agreement, the Note, the Collateral Documents, the Guaranty, the Issuer’s Letter and any other document entered into in connection herewith other than the Letter of Interest, in each case as amended, restated, supplemented or otherwise modified from time to time.

“Loan Party” means any of the Borrower and the Guarantors.

  “Lock-Up End Date” means the date that is one hundred eighty (180) days after the date that US Xpress enters into an Underwriting Agreement with Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co., LLC and other underwriters with respect to the US Xpress IPO.

“Margin” means (a) during the Unsecured Period, two and three-quarters of one percent (2.75%) and (b) during the Secured Period, two percent (2%).

“Margin Shortfall” has the meaning specified in the Basic Terms.

  “Market Value” means the value of the Collateral held in the Securities Accounts as determined by the following standards: (a) marketable securities shall be determined by reference to the most recent closing bid price reported by the applicable securities exchange or quoted by the National Association of Securities Dealers Automated Quotation System or such other basis as the Lender may determine and (b) cash equivalents on any day shall be determined by reference to the most recent closing bid price reported by the applicable exchange or on such other basis as the Lender may determine.

  “Material Adverse Change” means any material adverse change in (a) the business, condition (financial or otherwise), operations, performance, properties or prospects of any Loan Party or (b) the value of the Collateral.

  “Material Adverse Effect” means any material adverse effect on (a) the business, condition (financial or otherwise), operations, performance, properties or prospects of any Loan Party, (b) the rights or remedies of the Lender under this Agreement or the other Loan Documents, (c) the ability of any Loan Party to perform any of such Loan Party’s obligations under any Loan Document to which it is a party or (d) the value of the Collateral.

  “Maturity Date” means the Initial Maturity Date; provided, however, upon the Lender’s satisfaction that all Extension Conditions have been satisfied, such date shall be extended to the Extended Maturity Date and at all times thereafter the term “Maturity Date” shall mean the Extended Maturity Date.

“Maximum Rate” has the meaning specified in Section 7.09.

“Moody’s” means Moody’s Investors Service, Inc.

  “Morgan Stanley Designated Account” means that certain securities account which shall be established and maintained by the Borrower at Morgan Stanley Smith Barney.

  “Morgan Stanley Smith Barney” means Morgan Stanley Smith Barney LLC, a Delaware limited liability company, any of its Affiliates (including the Lender) or any successor thereof.

“Note” has the meaning specified in Section 2.01.

  “Obligations” means all present and future obligations, direct or indirect, liquidated or contingent and indebtedness, liabilities and other obligations of the Borrower and the other Loan Parties, owing to the Lender or any Affiliate of the Lender under this Agreement or any other Loan Document applicable to the Borrower and the obligations to pay the indebtedness from time to time evidenced by the Note and obligations to pay interest, fees, expenses and charges from time to time owed hereunder or under any other Loan Document.

“OFAC” has the meaning specified in Section 4.01(j).

  “Organizational Documents” means, for any entity, its  constituent or organizational documents, including: (a) in the case of any partnership or exempted limited partnership, trust or other form of business entity, the partnership or exempted limited partnership agreement, or other applicable agreement of formation or continuation and any agreement, instrument, certificate of registration, filing  or notice with respect thereto  filed in  connection with  its formation or registration with the secretary of state or registrar of exempted limited partnerships or other department in the state or jurisdiction of its formation, in each case as amended from time to time; (b) in the case of any limited liability company, the certificate of incorporation, the memorandum and articles of association or the articles or certificate of formation and its operating agreement or limited liability company agreement; and (c) in the case of a corporation, the certificate or articles of incorporation and its memorandum and articles of association and/or bylaws, in each case as amended from time to time.

“Other Taxes” has the meaning specified in Section 2.04(b).

“Patriot Act” has the meaning specified in Section 4.01(j).

  “PEP Entity” means any corporation, business or other entity that (a) has been formed by, or for the benefit of, a Prominent Public Figure, (b) has a key controller who is a Prominent Public Figure (e.g., the Prominent Public Figure exercises actual or effective control over the entity); or (c) has a Prominent Public Figure that is the ultimate beneficial owner.

  “Person” means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company or other entity, or a government or any political subdivision or agency thereof.

“Pledged US Xpress Shares” has the meaning specified in the definition of “Extension Conditions”.

  “Politically Exposed Person” is a Prominent Public Figure, Immediate Family Member of a Prominent Public Figure, or a Known Close Associate of a Prominent Public Figure.

  “Prime Rate” means, for any day, an interest rate per annum equal to the interest rate set forth on the key rates page of www.bloomberg.com as the Prime Rate (or an equivalent rate) for such day, or, if such interest rate shall not be so set forth for such day, for the then most recent day for which such interest rate is so set forth; provided, that if such interest rate shall be less than zero, the Prime Rate shall be deemed to be zero for purposes of this Agreement.

  “Prominent Public Figure” is a natural person currently or formerly entrusted with a senior public role or function (e.g., a senior official in the executive, legislative, military, administrative, or judicial branches of government) (whether elected or not) or a major political party, a senior executive of a government-owned corporation or a corporation, business or other entity formed by, or for the benefit of, such a figure.

  “Regulation U” means Regulation U promulgated by the Board of Governors of the Federal Reserve System of the United States, as now and from time to time hereafter in effect.

  “Regulation W” means Regulation W promulgated by the Board of Governors of the Federal Reserve System of the United States, as now and from time to time hereafter in effect.

“Regulation W Affiliate” has the meaning specified in Section 7.26.

  “Regulation X” means Regulation X promulgated by the Board of Governors of the Federal Reserve System of the United States, as now and from time to time hereafter in effect.

  “Related Parties” means, with respect to any Person, such Person's Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors, attorneys and representatives of such Person and of such Person's Affiliates.

“Revolving Facility” means the line of credit facility extended by the Lender to the Borrower hereunder.

“Revolving Loan” means the outstanding principal amount of all Advances.

“S&P” means Standard & Poor’s Financial Services LLC, a Part of S&P Global, Inc. (McGraw Hill Financial).

  “Sanctioned Country” means any country or territory that is or becomes the subject of comprehensive territorial Economic Sanctions (currently including Crimea, Cuba, Iran, North Korea and Syria).

  “Secured Period” means the period commencing on the date that the Extension Conditions have been satisfied to Lender’s satisfaction and ending on the Extended Maturity Date.

  “Securities Accounts” means the accounts maintained by the Borrower with Morgan Stanley Smith Barney bearing Account Nos. XXX-XXXXXX-XXX and XXX-XXXXXX-XXX and the account maintained by the Guarantors with Morgan Stanley Smith Barney bearing Account No. XXX-XXXXXX-XXX, together with any successor accounts, including, any other such accounts maintained by the Borrower held by Morgan Stanley Smith Barney that are custodied and carried on the books of Morgan Stanley Smith Barney that replace or are established to supplement the aforesaid numbered accounts.

“Securities Act” means the Securities Act of 1933, as amended.

  “Security Agreement” means the Financial Assets Security Agreement to be entered into by the Borrower in favor of the Lender after the Effective Date, in substantially the form attached hereto as Exhibit D, as amended, restated, modified or supplemented from time to time.

“Sell-Out Shortfall” has the meaning specified in the Basic Terms.

“Shortfall Cure Amount” has the meaning specified in the Basic Terms.

“Taxes” has the meaning specified in Section 2.04(a).

“Termination Date” means the earlier of (a) the Maturity Date and (b) the date of termination in whole of the Commitment pursuant to Section 6.01.

  “Transfer Agent” means the transfer agent for shares of US Xpress common stock which, on the date hereof, is American Stock Transfer & Trust Company, LLC, or any successor transfer agent thereto.

“Unencumbered Shares” has the meaning specified in Section 5.03(c).

“Unsecured Period” means the period commencing on the Effective Date and ending on the Initial Maturity Date.

“US Xpress” means U.S. Xpress Enterprises, Inc., a Nevada corporation.

“US Xpress IPO” means the initial public offering of the common shares of US Xpress stock pursuant to a registration statement under the Securities Act.

SCHEDULE 4.01(h)
TO REVOLVING LINE OF CREDIT AGREEMENT
WITH
FULLER FAMILY ENTERPRISES, LLC

OWNERSHIP

Max L. Fuller and Janice B. Fuller each own fifty percent (50%) of the membership interests of the Borrower.

SCHEDULE 4.01(i)
TO REVOLVING LINE OF CREDIT AGREEMENT
WITH
FULLER FAMILY ENTERPRISES, LLC

EXISTING LIENS

None.

SCHEDULE 5.03(a)
TO REVOLVING LINE OF CREDIT AGREEMENT
WITH
FULLER FAMILY ENTERPRISES, LLC

EXISTING DEBT

Guarantee by the Borrower of the Debt due and owing by Max L. Fuller to Pinnacle Bank in the original principal amount of $5,363,213.84 pursuant to that certain Loan Agreement dated as of March 9, 2018 by and among Pinnacle Bank and Max L. Fuller.

.

EXHIBIT A

TO REVOLVING LINE OF CREDIT AGREEMENT
WITH
FULLER FAMILY ENTERPRISES, LLC

SECURITIES ACCOUNT COLLATERAL MAINTENANCE GUIDELINES

The Lender reserves the right at any time to deem any security unacceptable as Collateral. The Lender may, from time to time, in its sole discretion, adjust any of the following percentages or risk categories, or add or remove any class of security from its list of acceptable Collateral.

APPENDIX A –Domestic Securities

Column A	Column B	Column C	Column D
Type of Pledged Collateral Any security not specifically listed, and all securities issued by Morgan Stanley or its affiliates (except MGPXX), shall be deemed ineligible.	Loanable Value	Margin Call	Sell-Out
(1)(a) Cash, Cash Equivalents, Commercial Paper and Banker’s Acceptances rated A1 / P1, Money Market Funds,	97%	98%	99%
(1)(b) FDIC-insured, brokered CDs with maturities less than 5yrs (Issuer positions not to exceed FDIC insured limits).	90%	92%	94%
(2)          Government Obligations (Direct or Guaranteed), US Treasury Bills, Notes, Bonds, US Government Agencies (e.g. FHLB, FFCB), US Treasury Mutual Funds, and Pre-refunded Bonds collateralized by any of these securities;

(a) All Pre-refunded Bonds (regardless of Tenor) and others with a Tenor less than 5 years	96%	96%	97%
(b) Tenor 5-9 years	94%	94%	95%
(c) Tenor 10-19 years	92%	93%	94%
(d) Tenor 20+ years	90%	91%	92%
(3) All other US Government Agency Debt (e.g. FNMA, FHLMC);
(a) Tenor less than 5 years	96%	96%	97%
(b) Tenor 5-9 years	92%	93%	95%
(c) Tenor 10-19 years	88%	90%	92%
(d) Tenor 20+ years	82%	85%	89%
(4) State and Municipal Obligations with no position >15% of the current outstanding issuance size;
(a) rated* AAA through BBB-	84%	87%	89%
(b) rated* BB+ through BB	70%	73%	76%
(c) rated* B- or B+	50%	55%	60%

Column A	Column B	Column C	Column D
(5) Non-Convertible Corp Bonds with a price ≥$40, a current outstanding issuance of at least $25 million, and no position >15% of the issue size;
(a) rated* AAA through AA-	89%	92%	94%
(b) rated* A+ through BBB-	84%	87%	89%
(c) rated* BB+ or BB	62%	65%	68%
(d) rated* B- or B+	50%	55%	60%
(6) Municipal Bond and Corporate Bond Mutual Funds trading >=$4/sh (open end after 30-days and closed end).	50%	83%	86%
(7) Convertible Corp Bonds with a price ≥$40, a current outstanding issuance of at least $25 million, and no position >15% of the issue size;
(a) rated* AAA through AA-	50%	87%	89%
(b) rated* A+ through BBB-	50%	82%	84%
(c) rated* BB+ or BB	50%	60%	63%
(d) rated* B- or B+	45%	50%	55%
(8)(a) Diversified Common, Preferred and Convertible Preferred Equities and Unit Investment Trusts trading on a National Securities Exchange as defined by the Securities Exchange Act of 1934;**
(a) >= $10.00/sh -	50%	78%	80%
(b) $9.00 – 9.99/sh	50%	65%	70%
(c) $8.00 – 8.99/sh	50%	60%	65%
(d) $7.00 – 7.99/sh	50%	55%	60%
(e) $4.00 – 6.99/sh	50%	53%	55%
(8)(b) Eligible US Xpress Shares	25%	35%	40%
(9) Diversified ADRs trading >= $10/sh on a National Securities Exchange as defined by the Securities Exchange Act of 1934**	50%	78%	80%
(10) Balanced and Diversified Stock Mutual Funds (open end after 30-days and closed end) and Exchange Traded Funds.  On-shore funds only. Offshore Mutual Funds permitted in the case of Non U.S. Residents. (Offshore mutual funds must have National Securities Clearing Corp. (NSCC) Networking Level 3 agreement or equivalent between the fund and MSWM).

(a) >= $4.00/sh	50%	83%	86%
(b) $2.00 – 3.99/sh	50%	70%	74%
(11) Specialized / Sector and International Mutual Funds and ETFs >=$4/sh. Includes High Yield, levered or inverse Mutual Funds and ETFs.	50%	73%	76%
(12) Eligible third-party Managed Accounts*** with a Risk Category of:
1	50%	88%	90%
2	50%	85%	87%
3	50%	81%	83%
4	50%	77%	79%
5	50%	73%	75%
                              * The lower of Moody’s or S&P.
                              ** One issuer of securities covered by rows 8 or 9, in the aggregate, may not represent more than 25% of the aggregate long market value of the                               collateral.
                              *** Eligible Managed Accounts will automatically get release rates per row 12. All other eligible accounts will get release rates for individual positions                               per rows 1-11. If a loan is secured by mulitple accounts, some accounts may be governed by rows 1-11 white other are governed by row 12.

APPENDIX B - International Securities

Column A	Column B	Column C	Column D
Type of Pledged Collateral
Any security not specifically listed, all securities issued by Morgan Stanley or its affiliates (except MGPXX), and any security issued in CNH currency shall be deemed ineligible.
	Loanable Value	Margin Call	Sell-Out
(1) Sovereign Bonds of approved countries;
(a) rated* AAA through AA-	90%	93%	95%
(b) rated* A+ through BBB-	80%	83%	85%
(c) rated* BB+ or BB	70%	73%	75%
(2) Foreign Diversified Common, Preferred and Convertible Preferred Equities**	75%	78%	80%
(3) Foreign Non-Convertible Corp Bonds ;
(a) rated* AAA through AA-	89%	92%	94%
(b) rated* A+ through BBB-	84%	87%	89%
(c) rated* BB+ or BB	62%	65%	68%
(d) rated* B- or B+	50%	55%	60%
(4) Foreign Convertible Corp Bonds
(a) rated* AAA through AA-	84%	87%	89%
(b) rated* A+ through BBB-	79%	82%	84%
(c) rated* BB+ or BB	57%	60%	63%
(d) rated* B- or B+	45%	50%	55%

                              * The lower of Moody’s or S&P.
                              ** One issuer of securities covered by row 2 may not represent more than 25% of the aggregate long market value of the collateral.
                              *** The Lender shall have the right, in its sole and absolute discretion, to determine eligible jurisdictions, acceptable exchanges, and minimum equity                               prices.

EXHIBIT B

TO REVOLVING LINE OF CREDIT AGREEMENT
WITH
FULLER FAMILY ENTERPRISES, LLC

REVOLVING LINE OF CREDIT
PROMISSORY NOTE

$15,000,000	June 18, 2018

                    FOR VALUE RECEIVED, the undersigned promises to pay to the order of Morgan Stanley Private Bank, National Association, a national banking association (the “Lender”), at its offices located at 2000 Westchester Avenue, Floor 2NE, Purchase, New York 10577 (or such other location designated by the Lender) the aggregate principal sum of up to FIFTEEN MILLION AND 00/100 DOLLARS ($15,000,000) to be made in one or more drawings as provided in the Credit Agreement (as hereafter defined).

                    The undersigned further promises to pay principal as set forth in the Credit Agreement and in the Basic Terms section thereof, and interest on the unpaid principal amount of the Advances (as defined in the Credit Agreement) evidenced hereby from the date hereof until all Advances are paid in full, all at the rate(s) and at the time(s) set forth in the Credit Agreement. Payment of both principal and interest are to be made by immediately available funds, in lawful money of the United States of America.

                    The date and amount of each Advance made by the Lender to the undersigned under the Credit Agreement, and each payment of principal thereof, shall be recorded by the Lender on its books, and all such records of the Lender shall be conclusive on the undersigned absent manifest error; provided, however, that the failure to make such record with respect to any Advance or payment shall not limit or otherwise affect any obligations of the undersigned to the Lender pursuant to the Credit Agreement and evidenced by this Note.

                    This Note evidences indebtedness incurred under, and is subject to the terms and provisions of, the Revolving Line of Credit Agreement dated as of the date hereof (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) between the undersigned and the Lender, to which Credit Agreement reference is hereby made for a statement of the terms and provisions under which (i) this Note may or must be paid prior to its due date, or (ii) such due date may be accelerated. Any capitalized terms used in this Note and not otherwise defined herein shall have the same meanings herein as in the Credit Agreement.

                    This Note is secured by, and the parties hereto are entitled to the benefits and security of, the Collateral Documents: all of the covenants, conditions and agreements of the Collateral Documents being made a part of this Note by this reference.

                    In addition to and not in limitation of the foregoing and the provisions of the Credit Agreement, the undersigned further agrees, subject only to any limitation imposed by applicable law, to pay all out-of-pocket expenses, including attorneys’ fees and legal expenses, incurred by the holder of this Note in endeavoring to collect any amounts payable hereunder which are not paid when due, whether by acceleration or otherwise.

 Any notice, demand or request relating to any matter set forth in this Note shall be given in the manner provided for in the Loan Agreement.

                    Time is of the essence as to all dates set forth herein; provided, however, that whenever any payment to be made under this Note shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computations of payment of interest.

                    This Note may not be waived, changed, modified, terminated or discharged orally, but only by an agreement in writing signed by the party against whom enforcement of any such waiver, change, modification, termination or discharge is sought.

                    If any one or more of the provisions contained in this Note shall be invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired.

 The undersigned waives demand, presentment for payment, notice of dishonor, protest and notice of protest of this Note.

                    This is the Note made by the “Borrower” referred to in the Credit Agreement. This Note is subject in all respects to the Credit Agreement including the interest rate limitation provisions in Section 7.09 thereof.

                    The obligations of the undersigned hereunder shall be the joint and several obligations of all of the undersigned, if there is more than one Person executing this Note.

                    THE UNDERSIGNED, AND BY ITS ACCEPTANCE HEREOF, THE LENDER, EACH HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND EACH FULLY WAIVE ANY RIGHT TO TRIAL BY JURY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS NOTE, ANY LOAN DOCUMENT, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY THE UNDERSIGNED AND THE LENDER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. THE UNDERSIGNED AND THE LENDER ARE EACH HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER.

                    THE UNDERSIGNED HEREBY EXPRESSLY AND UNCONDITIONALLY WAIVES, IN CONNECTION WITH ANY SUIT, ACTION OR PROCEEDING BROUGHT BY OR ON BEHALF OF THE LENDER ON THIS NOTE, ANY LOAN DOCUMENT, ANY

AND EVERY RIGHT THE UNDERSIGNED MAY HAVE TO (I) INJUNCTIVE RELIEF, (II) INTERPOSE ANY COUNTERCLAIM THEREIN (OTHER THAN COMPULSORY COUNTERCLAIMS), AND (III) HAVE THE SAME CONSOLIDATED WITH ANY OTHER OR SEPARATE SUIT, ACTION OR PROCEEDING. NOTHING HEREIN CONTAINED SHALL PREVENT OR PROHIBIT THE UNDERSIGNED FROM INSTITUTING OR MAINTAINING A SEPARATE ACTION AGAINST THE LENDER WITH RESPECT TO ANY ASSERTED CLAIM.

                    The rights and obligations of the parties hereunder shall in all respects be governed by, and construed and enforced in accordance with, the laws of the State of New York applicable to contracts made and to be performed entirely within such State.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK. SIGNATURE
PAGE FOLLOWS.]

IN WITNESS WHEREOF, the undersigned has executed and delivered this Revolving Line of Credit Promissory Note as of the date first above written.

FULLER FAMILY ENTERPRISES, LLC

By:
Name:
Title:

EXHIBIT C

TO REVOLVING LINE OF CREDIT AGREEMENT
WITH
FULLER FAMILY ENTERPRISES, LLC

COMPLIANCE CERTIFICATE

DATE: [ _________, 20___ ]

LENDER:	Morgan Stanley Private Bank, National Association
BORROWERS:	Fuller Family Enterprises, LLC
GUARANTORS:	Max L. Fuller and Janice B. Fuller

This certificate is delivered by the Borrower and the Guarantors (collectively, the “Loan Parties”) pursuant to Section 5.01(i)(iii) of the Revolving Line of Credit Agreement dated as of June 18, 2018 (as amended, supplemented, renewed, extended, replaced, or restated from time to time, the “Credit Agreement”) by and between the Borrower and the Lender. Capitalized terms not defined herein shall have the meanings set forth in the Credit Agreement.

Each Loan Party hereby certifies to the Lender that as of December 31, 20[ __ ]e “Reporting Date”) (as applicable, please check applicable box below):

1.           Financial Statements. Attached hereto as Exhibit A are each Loan Party’s annual financial statements (including a balance sheet, cash flow statements cash flow and contingent liabilities) for the calendar year ended on the Reporting Date. Each of the foregoing is complete and accurate in all material respects and fairly presents the financial condition of each Loan Party at the period presented.

2.           Debt. In respect of Section 5.03(a) of the Credit Agreement and 5(c) of the Guaranty, (a) Borrower has not created, incurred, assumed or suffered to exist any Debt other than Debt permitted under Section 5.03(a) of the Credit Agreement and (b) no Guarantor has created, incurred, assumed or suffered to exist any Debt other than Debt permitted under Section 5(c) of the Guaranty

3.           Net Worth. In respect of Section 5.03(b) of the Credit Agreement, at all times during the calendar year ended on the Reporting Date, the Net Worth of the Loan Parties was not less than $100,000,000.   On the Reporting Date, the Net Worth of the Loan Parties was $ _______.

4.           Unencumbered Shares.1 In respect of Section 5.03(c) of the Credit Agreement, at all times, and as at the end of, the calendar year ended on the Reporting Date, the Loan Parties

1 Tested solely during the Unsecured Period

maintained ownership and control of common shares of US Xpress stock in the name of the Loan Parties having an aggregate fair market value of not less than $75,000,000, held and maintained in accounts with the Lender and/or any of its Affiliates or the Transfer Agent (the “Unencumbered Shares”).

5.           Unencumbered Liquid Assets.2 In respect of Section 5.03(d) of the Credit Agreement, at all times during, and as at the end of, the calendar year ended on the Reporting Date, the Borrowers maintained ownership and control of Unencumbered Liquid Assets having an aggregate fair market value of not less than $75,000,000, held and maintained in deposit accounts, securities accounts or other similar accounts with the Lender and/or any of its Affiliates or, in the case of shares of common stock of US Xpress (which, for the avoidance of doubt, may include the Unencumbered Shares), held and maintained in accounts with the Transfer Agent.

6.           Defaults. No Loan Party knows of any Default or Event of Default which has occurred and is continuing, except as set forth below:3

7.           Representations and Warranties. All of the representations and warranties made by each Loan Party under the Loan Documents remain true and correct in all material respects except to the extent that such representation and warranty specifically refers to an earlier date in which case it shall be true and correct in all material respects as of such earlier date.

[Remainder of Page Intentionally Blank.
Signature Page Follows.]

2 Tested solely during the Unsecured Period.
3 State “None” or specify the nature and period of existence of the Default or Event of Default and the action the Borrowers have taken or propose to take thereto to cure such Default or Event of Default. If left blank, the word “None” shall be deemed to have been inserted.

IN WITNESS WHEREOF, the Loan Parties have executed this Compliance Certificate as of the date set forth above.

FULLER FAMILY ENTERPRISES, LLC

By:
Name:
Title:

MAX L. FULLER

JANICE B. FULLER

Exhibit A

Financial Statements

[See attached]

EXHIBIT D

TO REVOLVING LINE OF CREDIT AGREEMENT
WITH
FULLER FAMILY ENTERPRISES, LLC

FORM OF FINANCIAL ASSETS SECURITY AGREEMENT

[See Attached]

FINANCIAL ASSETS SECURITY AGREEMENT

                    FINANCIAL ASSETS SECURITY AGREEMENT, dated as of [ _________, 20___ ] (as  amended,  restated,  supplemented  or  otherwise  modified  from  time  to  time,  this “Agreement”), made by [ ___________ ], [a/an __________ ][ _____________ ], and [a/an ____________ ] (individually and collectively, the “Grantor”), to MORGAN STANLEY PRIVATE BANK, NATIONAL ASSOCIATION, a national banking association (together with its successors and assigns, the “Lender”).

PRELIMINARY STATEMENTS.

                    (1)          The [Grantor][Borrower] and the Lender have entered into a Revolving Line of Credit Agreement, dated as of June 18, 2018 (as amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).

                    (2)          The [Grantor][Guarantors] have entered into a Guaranty, dated as of June 18, 2018 in favor Lender, pursuant to which Guarantors have guaranteed all of the obligations and liabilities of the [Borrower][Grantor] under the Credit Agreement (as amended and restated, supplemented or otherwise modified from time to time, the “Guaranty”).]

                    (3)          The Grantor has the security entitlements (the “Pledged Security Entitlements”) with respect to all of the financial assets and investment property (the “Pledged Financial Assets”) credited from time to time to the Grantor’s accounts bearing Account Nos. [ _________ ] and [ _________ ] (together with any successor accounts that replace or are established to supplement the aforesaid numbered accounts, individually and collectively, the “Securities Accounts”), with Morgan Stanley Smith Barney (the “Securities Intermediary”).

                    (4)          It is a condition precedent to Lender entering into the Credit Agreement and the making of any Advances by the Lender to the [Grantor][Borrower] under the Credit Agreement that the Grantor shall have made the pledge and assignment provided for in this Agreement.

                    (5)          Capitalized terms not defined herein are used herein as defined in the Credit Agreement. Further, unless otherwise defined in this Agreement or in the Credit Agreement, terms defined in the Uniform Commercial Code in effect in the State of New York (“N.Y. Uniform Commercial Code”) on the date hereof are used in this Agreement as such terms are defined in the N.Y. Uniform Commercial Code.

                    NOW, THEREFORE, in consideration of the premises and in order to induce the Lender to enter into, and make any Advances under, the Credit Agreement and the other Loan Documents, the Grantor hereby agrees as follows:

                    Section 1.      Grant of Security. The Grantor hereby assigns, pledges and hypothecates to the Lender, and hereby grants to the Lender a security interest in, the Grantor’s right, title and interest in and to the following, in each case, as to each type of property described below, whether now existing or hereafter acquired by the Grantor, wherever located, and whether now or hereafter existing or arising (collectively, the “Collateral”):

                              (a)           all of the following:

                                        (i)           the Securities Accounts, all Pledged Security Entitlements with respect to all Pledged Financial Assets (including any cash and money market fund shares credited to the Securities Accounts) from time to time credited to the Securities Accounts, all Pledged Financial Assets from time to time credited to the Securities Accounts, and all dividends, interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Pledged Security Entitlements or such Pledged Financial Assets; and

                                        (ii)           all additional investment property (including all (A) securities, whether certificated or uncertificated (including [] shares of common stock of U.S. Xpress Enterprises, Inc. (NYSE: USX), a Nevada corporation (“USX”), which are specified in Exhibit A hereto (such shares being referred to herein as the “Initial USX Collateral” and together with all additional shares of common stock of USX from time to time credited to the Securities Accounts or otherwise pledged hereunder, the “USX Collateral”)), (B) security entitlements, and (C) securities accounts) in which the Grantor has or acquires from time to time any right, title or interest in any manner by reason of the Grantor’s right, title or interest in or to any of the items set forth in the foregoing subparagraph (i), and the certificates or instruments, if any, representing or evidencing such investment property and all dividends, interest, distributions, value, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such additional investment property; and

                              (b)           all proceeds of any and all of the foregoing Collateral (including proceeds that constitute property of the types described in clause (a) of this Section 1 and this clause (b) and, to the extent not otherwise included, all cash).

                    Section 2.             Security for Obligations. (a) This Agreement secures the prompt payment and performance of all obligations of the Grantor to the Lender and its Affiliates now or hereafter existing under or in respect of the [Credit Agreement][, the Guaranty] and the other Loan Documents to which it is a party (including without limitation, any extensions, modifications, substitutions, amendments or renewals thereof), and whether for principal, interest, fees, indemnification, costs, expenses or otherwise (including all out-of-pocket costs of enforcement of the Loan Documents), and the unconditional performance of all obligations to be kept and performed by the Grantor in respect of the [Credit Agreement][, the Guaranty] and the other Loan Documents to which it is a party (all such obligations being the “Secured Obligations”).

                              (b)           After the Effective Date, so long as no Default or Event of Default has occurred and is continuing, the Grantor may make trades of Pledged Financial Assets in the Securities Accounts, provided that, a Margin Shortfall or Sell-Out Shortfall shall not result from such trade. Notwithstanding anything else in this Agreement to the contrary, so long as no Default or Event of Default has occurred and is continuing, the Grantor may, upon not less than ten (10) Business Days prior written notice, request that the Lender release its security interest in a designated portion of such Pledged Financial Assets, and the Lender shall release its security
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interest in such designated Collateral, provided that a Margin Shortfall or Sell-Out Shortfall shall not result from such release. The Lender reserves the right (which shall be exercised in its reasonable discretion) to select from among the Pledged Financial Assets, the Pledged Financial Assets (or portion or lots thereof) that shall be subject to release in accordance with this Section.

                    Section 3.          Grantor Remains Liable. Anything herein to the contrary notwithstanding, (a) the exercise by the Lender of any of the rights hereunder shall not release the Grantor from any duties or obligations under the contracts and agreements included in the Collateral and (b) the Lender shall not have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement, nor shall the Lender be obligated to perform any of the obligations or duties of the Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

                    Section 4.          Control of Collateral.

                              (a)           For the purpose of giving the Lender control over the Securities Accounts and in order to perfect the Lender’s security interests in the Collateral, the Grantor hereby consents to (x) the Securities Intermediary entering into a control agreement with the Lender (the “Control Agreement”) pursuant to which the Securities Intermediary agrees to accept and comply with entitlement orders and instructions from the Lender (or from any assignee or successor of the Lender) regarding the Securities Accounts without further consent of the Grantor, (y) the Securities Intermediary retitling any Securities Account in the name of the Lender for the benefit of the Grantor to further perfect and evidence the Lender’s security interest in such Securities Account granted pursuant to this Agreement and (z) the Securities Intermediary delivering to the Lender account statements, trade confirmations and any other information relating to the Securities Accounts. Without limiting the foregoing, the Grantor acknowledges, consents and agrees that, pursuant to a control agreement (the “Control Agreement”) entered into by and between the Lender and the Securities Intermediary:

                                        (i)           the Securities Intermediary will comply with entitlement orders originated by the Lender regarding the Securities Accounts without further consent from the Grantor. The Securities Intermediary will treat all assets credited to the Securities Accounts, including money and credit balances, as financial assets for purposes of Article 8 of the N.Y. Uniform Commercial Code.

                                        (ii)           in order to enable the Grantor to trade certain Pledged Financial Assets in accordance with Section 2(b) above, the Securities Intermediary may comply with entitlement orders originated by the Grantor (or if so agreed by the Lender in its sole and absolute discretion, by an investment adviser designated by the Grantor and acceptable to the Lender) regarding any Securities Account given, if applicable, in the manner set forth in Section 4(b)(iv) below, but only until such time that the Lender notifies the Securities Intermediary that the Lender is asserting exclusive control over such Securities Account (a “Notice of Exclusive Control”). After the Securities Intermediary has received a Notice of Exclusive Control and has had a reasonable opportunity to comply, it will no longer comply with entitlement orders or instructions (including voting instructions) originated by the Grantor (or by any investment advisor designated by the Grantor) concerning the applicable Securities Account. After receipt of
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a Notice of Exclusive Control, the Securities Intermediary will comply with voting instructions from the Lender in respect of any Pledged Financial Assets. Notwithstanding the foregoing, however, and irrespective of whether it has received any Notice of Exclusive Control, the Grantor acknowledges and accepts that the Lender and the Securities Intermediary have procedures in place whereby any entitlement order originated by the Grantor (or by any investment advisor designated by the Grantor) to withdraw any Pledged Financial Assets from any Securities Account, pay any money, free credit balance or other amount owing on any Securities Account or trade any Pledged Financial Asset is subject to a process whereby the Lender assesses whether such withdrawal or trade would result in a Margin Shortfall or Sell-Out Shortfall, and if so, may instruct the Securities Intermediary not to honor such a request. For the avoidance of doubt, nothing in the foregoing shall in any way affect the limitation of liability of the Securities Intermediary contained in Section 4(b) below.

                              (b)          The Grantor further acknowledges, consents and agrees that:

                                        (i)           To the extent that any provisions of this Agreement conflict with any provisions of the Grantor’s client agreements in respect of any Securities Account, the provisions of this Agreement shall control;

                                        (ii)          In respect of the Securities Accounts, the Securities Intermediary shall not be held responsible for (x) any decline in the market value of any Collateral or the failure to notify the Lender or the Grantor thereof or (y) its failure to take any action or action taken by it with respect to any Collateral, including permitting the Lender to withdraw Collateral from any Securities Account, or failing to permit the Grantor to trade within any Securities Account or withdraw Collateral from any Securities Account, except to the extent directly caused by the Securities Intermediary’s gross negligence or willful misconduct;

                                        (iii)          Without limiting the generality of the foregoing, the Securities Intermediary shall have no responsibility for interpreting any of the provisions of this Agreement or determining whether any trading or withdrawal of Pledged Financial Assets by the Grantor is permitted hereunder or would result in any Margin Shortfall or Sell-Out Shortfall, and shall act solely on the instructions communicated to it via the Lender in respect of any such trading or withdrawal; and

                                        (iv) The Securities Intermediary and its successors and assigns shall be entitled to rely on the consents and agreements of the Grantor in this Section 4 as if such consents had been given directly to, and such agreements had been made directly with, such Securities Intermediary, successor or assign.

                              (c)          The Grantor shall deliver to the Lender (i) simultaneously with or prior to the execution and delivery of this Agreement, all certificates, if any, representing the Initial USX Shares and (ii) promptly upon the receipt thereof by or on behalf of the Grantor, all other certificates constituting USX Collateral. Prior to delivery to the Lender, all such certificates constituting USX Collateral shall be held in trust by the Grantor for the benefit of the Lender. All such certificates shall be delivered in suitable form for transfer by delivery and shall be
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accompanied by undated stock powers therefor, executed by the Grantor in blank and medallion guaranteed.

                              (d)          If the Grantor shall receive by virtue of its being or having been the owner of any USX Collateral, any (i) certificate, including any certificate representing a dividend or distribution in connection with any increase or reduction of capital, reclassification, merger, consolidation, sale of assets, combination of shares or other equity interests, stock splits, spin-off or split- off, promissory notes or other instruments; (ii) option or right, whether as an addition to, substitution for, or an exchange for, any USX Collateral or otherwise; (iii) dividends payable in securities; or (iv) distributions of securities in connection with a partial or total liquidation, dissolution or reduction of capital, capital surplus or paid-in surplus, then the Grantor shall receive such certificate, instrument, option, right or distribution in trust for the benefit of the Lender, shall segregate it from the Grantor’s other property and shall deliver it forthwith to the Lender in the exact form received together with any necessary endorsement and/or appropriate undated stock powers, executed by the Grantor in blank and medallion guaranteed to be held by the Lender as USX Collateral and as further collateral security for the Secured Obligations.

                              (e)          The Grantor authorizes the Lender to prepare and file such UCC or other applicable financing statements as may be reasonably deemed necessary by the Lender in order to perfect and protect the security interest created hereby in the Collateral.

                    Section 5.        Representations, Warranties and Covenants.   The Grantor represents, warrants and covenants as follows:

                              (a)          The Grantor is the one hundred percent (100%) legal and beneficial owner of the Collateral free and clear of any Lien, except for the security interest created by this Agreement or permitted under the Credit Agreement. No effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any recording office, except such as may have been filed in favor of the Lender relating to this Agreement or as otherwise permitted under the Credit Agreement.

                              (b)         The Collateral held in the Securities Accounts consists of marketable securities of the type set forth in Column A of Exhibit A to the Credit Agreement which shall be acceptable to the Lender in its sole and absolute discretion. The Collateral held in the Securities Accounts is in a form that meets the guidelines for deposit with the Depository Trust Corporation.

                              (c)          All of the certificates representing the Initial USX Collateral, together with undated stock powers therefor, executed by the Grantor in blank and medallion guaranteed, have been delivered to the Lender. All filings and other actions necessary or desirable to perfect and protect the security interest in the Collateral of the Grantor created under this Agreement have been duly made or taken and are in full force and effect. This Agreement creates in favor of the Lender a valid and, together with such delivery, filings and other actions, perfected first priority security interest in the Collateral of the Grantor, securing the payment of the Secured Obligations.
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                              (d)          No consent of any other Person and no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or other third party is required either (i) for the grant by the Grantor of the pledge, assignment and security interest granted hereby or for the execution, delivery or performance of this Agreement by the Grantor, (ii) for the perfection or maintenance of the pledge, assignment and security interest created hereby (including the first priority nature of such pledge, assignment or security interest), except for the actions described in Section 4 with respect to the Collateral, or (iii) for the exercise by the Lender of its voting or other rights provided for in this Agreement or the remedies in respect of the Collateral pursuant to this Agreement, except as may be required in connection with the disposition of any portion of the Collateral by laws affecting the offering and sale of securities generally.

                              (e)          The Grantor is familiar with Rule 144 of the General Rules and Regulations under the Securities Act of 1933 (as amended from time to time, “Rule 144”) promulgated by the Securities and Exchange Commission (the “SEC”) and Rule 145 of such General Rules and Regulations (as amended from time to time, “Rule 145”).

                              (f)          The Grantor is the legal and beneficial owner (as determined in accordance with Rule 13d 3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of the Pledge Shares and is considered an “Affiliate” (as defined in Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”)) of USX. USX has been subject to the reporting requirements of Section 13 of the Exchange Act for a period of at least ninety (90) days prior to the date hereof and has filed all of the reports, quarterly or annual, required to be filed with the SEC during the twelve (12) months (or such shorter period as permitted under Rule 144) prior to the date hereof.

                              (g)          More than one (1) year has elapsed since each of the USX Collateral has been acquired and fully paid for by the Grantor or an Affiliate of the Grantor for purposes of Rule 144(d) under the Securities Act.

                              (h)          There are no agreements, arrangements or policies of USX in effect which would restrict the ability of the Grantor to pledge any of the USX Collateral to the Lender or the foreclosure and resale of the USX Collateral by the Lender pursuant to Rule 144(b)(1) of the Securities Act. There is no transfer stop or other restriction on transfer of any of the USX Collateral on USX’s or its transfer agent’s stock books. USX is not subject to Rule 144(i) of the Securities Act.

                              (i)          All of the USX Collateral has been validly acquired and validly issued, and is fully paid and non-assessable and no USX Collateral is evidenced or represented by any certificate, note or chattel paper other than such as has been or will be delivered to the Lender together with appropriate stock powers or other instruments of transfer therefor, except as held of record by the Depository Trust Company. The Grantor has the right, subject to the restrictions of the Securities Act, to transfer all of the USX Collateral, free of any Lien.

                              (j)          From and after the date hereof, as long as the Lender is not an Affiliate of USX, after the occurrence of an Event of Default, the Lender will be able to sell the USX Collateral under Rule 144(b)(1). Such Grantor shall cooperate fully with the Lender with respect
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to any sale by the Lender of any of the USX Collateral upon the occurrence of an Event of Default, including full and complete compliance with all requirements of Rule 144 of the Act, and will give to the Lender all information and will do all things necessary, including the execution of all documents, forms, instruments and other items, to comply with Rule 144 of the Act.

                              (k)          Other than as set forth on Schedule 5(k) attached hereto, there are no securities of the same class or convertible into the same class as the USX Collateral held by the Grantor or any other Person with whom the Grantor is required to aggregate sales of the USX Collateral for purposes of Rule 144(e) (each an “Aggregated Person”).

                              (l)          As of the date of this Agreement, and as of the date of any pledge of additional USX Collateral under this Agreement, (i) the Grantor has not and, to the knowledge of the Grantor, no Aggregated Person has sold any securities of the same class of securities as the USX Collateral, or has sold any securities which are convertible into such securities, or has sold any options, puts or calls for such securities within the preceding three (3) months and (ii) neither the Grantor nor to the knowledge of the Grantor any Aggregated Person has any sale order open with any broker to sell securities of the same class of securities as the Pledged Collateral or to sell securities which are convertible into such securities, or to sell options, puts or calls for such securities.

                              (m)          For so long as the Grantor is deemed to be an Affiliate of the Borrower and until the Secured Obligations have been paid in full and the Credit Agreement has been terminated, the Grantor shall provide the Lender prompt written notice after any sale of the USX Collateral, any securities of the same class or convertible into the same class of securities as the USX Collateral, or any options, puts or calls relating to such securities by the Grantor or to the knowledge of the Grantor any Aggregated Person, whether or not such securities are pledged hereunder.

                              (n)          In addition to Rule 144, the Grantor is also familiar with the other securities laws and regulations affecting the Grantor’s ownership and pledge, and the potential sale or liquidation, of the USX Collateral, including without limitation, the provisions of Section 16 of the Exchange Act and Rule 10b-5 promulgated pursuant to the Exchange Act, and has made the Grantor’s own determination whether any such securities laws or regulations are applicable to the Grantor. If applicable, the Grantor understands and acknowledges that the Grantor may incur monetary liability to the Grantor under Section 16 of the Exchange Act in connection with a sale of the USX Collateral, whether initiated by the Grantor or by the Lender, and may incur other liabilities and penalties under other securities laws in such event. The Grantor acknowledges that the Grantor is strictly responsible for any such liability and agrees to indemnify, defend and hold harmless the Lender and its Affiliates and its and their representatives from and against any and all losses, costs, liabilities, damages or expenses arising out of or relating to a purchase or sale of any of the USX Collateral under Section 16 of the Exchange Act at any time whatsoever. The Grantor’s obligations under this Section 5(n) shall survive termination of this Agreement.

                    Section 6.        Further Assurances.  The Grantor agrees that from time to time, at the expense of the Grantor, it will promptly execute and deliver all further instruments and
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documents (including a signed Federal Reserve Form U-1 required under Regulation U as promulgated by the Board of Governors of the Federal Reserve System of the United States), and take all further action, that may be necessary or desirable, or that the Lender may request, in order to perfect and protect any pledge, assignment or security interest granted or purported to be granted by the Grantor hereunder or to enable the Lender to exercise and enforce its rights and remedies hereunder with respect to any Collateral. The Grantor hereby authorizes the Lender to file one or more financing or continuation statements, and amendments thereto, relating to all or any part of the Collateral. A photocopy or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law. The Grantor will furnish to the Lender from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with such Collateral as the Lender may reasonably request, all in reasonable detail.

                    Section 7.       Voting Rights; Dividends; Etc.  So long as no Default or Event of Default shall have occurred and be continuing:

                              (a)          The Grantor shall be entitled to make trades in the Securities Accounts (subject to the limitations set forth in Section 2(b) and Section 4) and exercise any and all voting and other consensual rights pertaining to the Collateral or any part thereof for any purpose; provided, however, that the Grantor will not exercise and will refrain from exercising any such right if such action is prohibited by the provisions herein or would result in a Margin Shortfall or Sell-Out Shortfall.

                              (b)          The Grantor shall be entitled to receive and retain any and all dividends, interest and other distributions paid in respect of the Collateral; provided, however, that any and all (i) dividends, interest and other distributions paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, such Collateral, (ii) dividends and other distributions paid or payable in cash in respect of such Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus, and (iii) cash paid, payable or otherwise distributed in respect of principal of, or in redemption of, or in exchange for, such Collateral, shall be forthwith delivered to the Lender to hold as Collateral and shall, if received by the Grantor, be received in trust for the benefit of the Lender, be segregated from the other property or funds of the Grantor and be forthwith delivered to the Lender as Collateral in the same form as so received (with any necessary endorsement).

                    Section 8.       Transfers and Other Liens. The Grantor shall not, without the consent of the Lender, (a) sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Collateral, or (b) create or suffer to exist any Lien upon or with respect to any of the Collateral except for the pledge, assignment and security interest created by this Agreement.

                    Section 9.        Lender Appointed Attorney-in-Fact. The Grantor hereby irrevocably appoints the Lender as the Grantor’s attorney-in-fact, coupled with an interest, with full authority in the place and stead of the Grantor and in the name of the Grantor or otherwise, from time to time in the Lender’s discretion, to take any action and to execute any instrument that the Lender may deem necessary or advisable to accomplish the purposes of this Agreement, including to (a)
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ask for, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral, (b) file any claims or take any action or institute any proceedings that the Lender may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Lender with respect to any of the Collateral, (c) do all acts and things which the Lender deems necessary to protect, preserve or realize upon the Collateral and the Lender’s security interest therein, in order to effect the intent of this Agreement, all as fully and effectively as the Grantor might do and (d) promptly execute and deliver all further instruments and documents, and take all further action as contemplated by Section 6.

                    Section 10.       Lender May Perform; Duties.

                              (a)           If the Grantor fails to perform any agreement contained herein, the Lender may itself perform, or cause performance of, such agreement, and the expenses of the Lender incurred in connection therewith shall be payable by the Grantor under Section 12 (it being understood and agreed that until all such amounts are paid in full by the Grantor, such amounts shall be deemed to be “Secured Obligations” hereunder). The powers conferred on the Lender hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers.

                              (b)           Except for the accounting for moneys actually received by it hereunder, the Lender shall have no duty as to any Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not the Lender has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Collateral.

                    Section 11.       Remedies.  If a Default or an Event of Default (which, for the avoidance of doubt shall be a Default or an Event of Default under the Credit Agreement) shall  have occurred and be continuing;

                              (a)          (i)           All rights of the Grantor (A) to exercise or refrain from making trades in the Securities Accounts and exercising the voting and other consensual rights that it would otherwise be entitled to exercise pursuant to Section 7 of this Agreement shall cease and (B) to receive the dividends, interest and other distributions that it would otherwise be authorized to receive and retain pursuant to Section 7 of this Agreement, shall automatically cease, and all such rights shall thereupon become vested in the Lender, which shall thereupon have the sole right to exercise or refrain from exercising such voting and other consensual rights and to receive and hold as Collateral such dividends, interest and other distributions.

                                            (ii)          All dividends, interest and other distributions that are received by the Grantor contrary to the provisions of clause (i) of this Section 11(a) shall be received in trust for the benefit of the Lender, shall be segregated from other funds of the Grantor and shall be forthwith paid over to the Lender as Collateral in the same form as so received (with any necessary endorsement).
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                                            (iii)          The Lender shall be entitled to issue Entitlement Orders and send the Securities Intermediary a Notice of Exclusive Control (as defined in and under the Control Agreement), and, in connection therewith (A) cause the Securities Accounts to be re-registered in the Lender’s sole name or transfer the Securities Accounts to another broker/dealer in its sole name, (B) remove any Collateral from the Securities Accounts and register such Collateral in its name or in the name of its broker/dealer, agent or nominee or any of their nominees, (C) exchange certificates representing any of the Collateral for certificates of larger or smaller denominations, and (D) exercise any voting, conversion, registration, sale or other rights of a holder of any of the Collateral, and the expenses of the Lender incurred in connection therewith shall be payable by the Grantor under Section 12 (it being understood and agreed that until all such amounts are paid in full by the Grantor, such amounts shall be deemed to be “Secured Obligations” hereunder).

                              (b)          All cash proceeds received by the Lender in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Lender, be held by the Lender as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to the Lender pursuant to Section 12) in whole or in part by the Lender against, all or any part of the Secured Obligations in such order as the Lender shall elect. Any surplus of such cash or cash proceeds held by the Lender and remaining after payment in full of all the Secured Obligations shall be paid over to the Grantor or to whomsoever may be lawfully entitled to receive such surplus.

                              (c)          The Lender may exercise any and all rights and remedies of the Grantor under or in respect of the Collateral.

                              (d)          All payments received by the Grantor under or in respect of the Collateral shall be received in trust for the benefit of the Lender, shall be segregated from other funds of the Grantor and shall be forthwith paid over to the Lender in the same form as so received (with any necessary endorsement).

                              (e)          In addition to the other rights and remedies provided for herein or otherwise available to the Lender, the Lender may exercise in respect of the Collateral all of the rights and remedies of a secured party upon default under the N.Y. Uniform Commercial Code (whether or not the N.Y. Uniform Commercial Code applies to the affected Collateral).

                              (f)          Without limiting the generality of this Section 11, the Lender may, in its sole discretion, sell or otherwise dispose of or realize upon the USX Collateral, or any part thereof, in one or more parcels, at public or private sale, at any exchange or broker’s board or elsewhere, at such price or prices and on such other terms as Lender may deem commercially reasonable, for cash, credit or for future delivery or otherwise in accordance with applicable law. To the extent permitted by law, the Lender may in such event, bid for the purchase of such securities. The Grantor agrees that, to the extent notice of sale shall be required by law and has not been waived by the Grantor, any requirement of reasonable notice shall be met if notice, specifying the place of any public sale or the time after which any private sale is to be made, is personally served on or mailed, postage prepaid, to the Grantor, in accordance with the notice provisions of Section 14 of this Agreement, at least ten (10) days before the time of such sale.
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The Lender shall not be obligated to make any sale of USX Collateral of the Grantor regardless of notice of sale having been given. The Lender may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

                              (g)          The Grantor recognizes that the Lender may deem it impracticable to effect a public sale of all or any part of the USX Collateral Shares and that the Lender may, therefore determine to make one or more private sales of any such USX Collateral to a restricted group of purchasers who will be obligated to agree, among other things, to acquire such USX Collateral for their own account, for investment and not with a view to the distribution or resale thereof. The Grantor acknowledges that any such private sale may be at prices and on terms less favorable to the seller than the prices and other terms that might have been obtained at a public sale and, notwithstanding the foregoing, agrees that such private sale shall be deemed to have been made in a commercially reasonable manner and that Lender shall have no obligation to delay sale of any such USX Collateral for the period of time necessary to permit the Issuer to register such USX Collateral for public sale under the Securities Act. The Grantor further acknowledges and agrees that any offer to sell such USX Collateral that has been (i) publicly advertised on a bona fide basis in a newspaper or other publication of general circulation in the financial community of New York, New York (to the extent that such offer may be advertised without prior registration under the Securities Act), or (ii) made privately in the manner described above shall be deemed to involve a “public sale” under the UCC, notwithstanding that such sale may not constitute a “public offering” under the Securities Act, and the Lender may, in such event, bid for the purchase of such USX Collateral.

                              (h)          To the extent permitted under applicable law, in addition to the rights and remedies hereunder, the Lender may, after providing the notices required by Sections 9-620 and 9-621 of the UCC or otherwise complying with the requirements of applicable law of the relevant jurisdiction, accept or retain all or any portion of the USX Collateral in satisfaction of the Secured Obligations. Unless and until the Lender shall have provided such notices, however, the Lender shall not be deemed to have accepted or retained any USX Collateral in satisfaction of any Secured Obligation for any reason

                    Section 12.     Indemnity and Expenses.

                              (a)          The Grantor agrees to indemnify and hold harmless the Lender and each of its Related Parties (each, an “Indemnified Party”) from and against any and all claims, damages, losses, liabilities and expenses (including reasonable fees and expenses of counsel of any Indemnified Party) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including in connection with any investigation, litigation or proceeding or preparation of a defense in connection therewith) this Agreement, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Commitment except that the Grantor shall not have any obligation hereunder to any Indemnified Party with respect to (i) any liability resulting from the gross negligence or willful misconduct of such Indemnified Party, as determined by a final, non- appealable judgment by a court of competent jurisdiction, or (ii) disputes between or among the Lender and any assignee of the Lender’s rights or obligations under this Agreement or any Person who has purchased a participation in or to all or a portion of the Lender’s rights and
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obligations under this Agreement that do not involve any acts or omissions of the Grantor. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 12 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by the Grantor or any of its Related Parties or an Indemnified Party or any other Person, whether or not any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated. The Grantor also agrees not to assert any claim against the Lender and any of its Related Parties on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to this Agreement, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Commitment. Without prejudice to the survival of any other agreement of the Grantor hereunder, the agreements and obligations of the Grantor contained in this Section 12 shall survive the payment in full of the Secured Obligations hereunder.

                              (b)          The Grantor will, upon demand, pay to each applicable Indemnified Party the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, that such Indemnified Party may incur in connection with (i) the administration of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from or other realization upon, any of the Collateral of the Grantor, (iii) the exercise or enforcement of any of the rights of such Indemnified Party hereunder, or (iv) the failure by the Grantor to perform or observe any of the provisions hereof.

                              (c)          Without prejudice to the survival of any other agreement of the Grantor hereunder, the agreements and obligations of the Grantor contained in this Section 12 shall survive the payment in full of principal, interest and all other amounts payable hereunder or under the Credit Agreement and the other Loan Documents.

                    Section 13.      Amendments; Waivers. No amendment or waiver of any provision of this Agreement, and no consent to any departure by the Grantor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of the Lender to exercise, and no delay in exercising any right hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.

                    Section 14.       Notices, Etc. All notices and other communications provided for hereunder shall be in writing (including fax communication and any other method of communication authorized by the Lender) and faxed or sent by a reputable overnight courier or delivery service to the Grantor, at the Grantor’s address as set forth in the [Credit Agreement and/or Guaranty]; or if to the Lender, at its address at Morgan Stanley Private Bank, National Association, c/o Morgan Stanley Smith Barney LLC, 2000 Westchester Avenue, Floor 2NE, Purchase, New York 10577, Attention: Tailored Lending, or fax number (914) 225-9110, Attention: Tailored Lending; or, as to the Grantor or the Lender at such other address or fax number as shall be designated by such party in a written notice to the other party or, in the case of a change of the Grantor’s address or fax number, as may be requested by the Grantor in writing to the Lender or by any other means agreed to by the Lender. All such notices and communications shall, when faxed, be effective upon the faxing thereof or, when sent by reputable overnight courier or delivery system, be effective on the Business Day following the
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day when the same is sent in such manner. Delivery by facsimile or other electronic means of an executed counterpart of any amendment or waiver of any provision of this Agreement or of any schedule or exhibit hereto to be executed and delivered hereunder shall be as effective as delivery of an original executed counterpart thereof.

                    Section 15.          Continuing Security Interest; Assignment under the Credit Agreement. This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the later of the indefeasible payment in full in cash of the Secured Obligations and the termination of the Commitment under the Credit Agreement, (b) be binding upon the Grantor and the Grantor’s [heirs, executors, administrators,] successors and assigns, and (c) inure, together with the rights and remedies of the Lender hereunder, to the benefit of the Lender and its respective successors, transferees and assigns. Without limiting the generality of the foregoing clause (c), the Lender may assign or otherwise transfer all or any portion of its rights and obligations under the Credit Agreement and/or any or all of the other Loan Documents to any other Person and such other Person shall thereupon become vested with all the benefits in respect thereof granted to the Lender in this Agreement or otherwise.

                    Section 16.          Termination. Subject, in any event, to Section 17((b), upon the later of the payment in full in cash of the Secured Obligations and the termination of the Commitment under the Credit Agreement, the pledge, assignment and security interest granted hereby shall terminate and all rights to the Collateral shall revert to the Grantor. Upon any such termination, the Lender will, at the Grantor’s expense, execute and deliver to the Grantor such documents as the Grantor shall reasonably request to evidence such termination.

                    Section 17.          Security Interest Absolute.

                              (a)               The obligations of the Grantor under this Agreement are independent of the Secured Obligations or any other obligations of any other Loan Party under or in respect of the Loan Documents, and a separate action or actions may be brought and prosecuted against the Grantor to enforce this Agreement, irrespective of whether any action is brought against the Grantor or any other Loan Party or whether the Grantor or any other Loan Party is joined in any such action or actions. All rights of the Lender and the pledge, assignment and security interest hereunder, and all obligations of the Grantor hereunder, shall be irrevocable, absolute and unconditional irrespective of, and the Grantor hereby irrevocably waives (to the maximum extent permitted by applicable law) any defenses it may now have or may hereafter acquire in any way relating to, any or all of the following:

                                                  (i)          Any lack of validity or enforceability of any Loan Document or any other agreement or instrument relating thereto;

                                                  (ii)          Any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations or any other obligations of any other Loan Party under or in respect of the Loan Documents or any other amendment or waiver of or any consent to any departure from any Loan Document, including any increase in the Secured Obligations resulting from the extension of additional credit to the [Grantor][Borrower] or otherwise;
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                                                  (iii)          Any taking, exchange, release or non-perfection of any Collateral or any other collateral, or any taking, release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Secured Obligations;

                                                  (iv)          Any manner of application of any Collateral or any other collateral, or proceeds thereof, to all or any of the Secured Obligations, or any manner of sale or other disposition of any Collateral or any other collateral for all or any of the Secured Obligations or any other obligations of any other Loan Party under or in respect of the Loan Documents or any other assets of any Loan Party;

                                                  (v)          Any change, restructuring, revocation or termination of the organizational structure or existence of any Loan Party that is not an individual or the death or disability of any Loan Party that is an individual;

                                                  (vi)          Any failure of the Lender to disclose to any Loan Party any information relating to the business, condition (financial or otherwise), operations, performance, assets, nature of assets, liabilities or prospects of any other Loan Party now or hereafter known to the Lender (the Grantor waiving any duty on the part of the Lender to disclose such information);

                                                  (vii)          The failure of any other Person to execute this Agreement or any other Loan Document, guaranty or agreement or the release or reduction of liability of the Grantor or other grantor or surety with respect to the Secured Obligations; or

                                                 (viii)           Any other circumstance (including any statute of limitations) or any existence of or reliance on any representation by the Lender that might otherwise constitute a defense available to, or a discharge of, the Grantor or a third party grantor of a security interest.

                              (b)              This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Secured Obligations is rescinded or must otherwise be returned by the Lender or by any other Person upon the insolvency, bankruptcy or reorganization of any Loan Party or otherwise, all as though such payment had not been made.

                    Section 18.          Ownership and Bust-Up.

                              (a)               Ownership.

                                                  (i)          Notwithstanding any other provision of the Loan Documents to the contrary, in no event shall the Lender or its Affiliates be entitled to acquire, receive, vote or exercise any rights of the Lender in respect of the common stock of USX (the “USX Stock”) to the extent (but only to the extent) that immediately upon giving effect to such acquisition, receipt, vote or exercise of such rights:

                                                              (A)          the Beneficial Ownership by the Lender of USX Stock would be equal to or greater than 9.99% of the number of the total outstanding USX Stock; or
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                                                               (B)          the Lender or its Affiliates under any federal, state or local laws, rules, regulations or regulatory orders or any provisions of the certificate of incorporation or bylaws, each as amended, of USX or any agreement to which the Grantor or any Affiliate thereof or USX is a party, in each case, applicable to ownership of USX Stock (“Applicable Restrictions”), would own, beneficially own, constructively own, control, hold the power to vote or otherwise meet a relevant definition of ownership in excess of a number of USX Stock equal to: (i) the number of USX Stock that would give rise to any reporting or registration obligation or other requirement (including obtaining prior approval by any Person) of the Lender or its Affiliates, as applicable, or would result in an adverse effect on the Lender or its Affiliates, as applicable, under any Applicable Restriction, as determined by the Lender in its reasonable discretion, in each case minus (ii) 2.0% of the number of the total outstanding USX Stock (each of clauses (A) and (B) above, an “Ownership Limitation”).

                                                  (ii)          The inability of the Lender or its Affiliates to acquire, receive or exercise rights with respect to any USX Stock as provided above at any time as a result of an Ownership Limitation shall not preclude the Lender or its Affiliates from taking such action at a later time when no such Ownership Limitation is then existing or would result under this provision. Notwithstanding any other provision of the Loan Documents to the contrary, the Lender and its Affiliates shall not become the record or beneficial owner, or otherwise have any rights as a holder, of any USX Stock that the Lender or its Affiliates, as the case may be, are not entitled to acquire, receive or vote, or exercise any other rights of a secured party in respect of, at any time pursuant to this Ownership Provision, until such time as the Lender or its Affiliates, as the case may be, are not prohibited from acquiring, receiving, voting or exercising such rights in respect thereof under this Section, and any such acquisition, receipt, vote or exercise of such rights shall be void and have no effect to the extent (but only to the extent) that the Lender or its Affiliates, as the case may be, are so prohibited.

                              (b)               Bust-up. Notwithstanding any other provision of the Loan Documents to the contrary, any sale, transfer or other disposition of USX Stock by the Lender must be a Qualifying Disposition.

                              (c)               Definitions.  As used in this Section 18:

                                                  (i)        “Beneficial Ownership” means, in respect of the Lender or any of its Affiliates, the “beneficial ownership” (within the meaning of Section 13(d)) of outstanding USX Stock, without duplication, by the Lender or its Affiliates, as the case may be, together with any of its Affiliates or other Persons subject to aggregation with the Lender or its Affiliates, as the case may be, under Section 13(d) for purposes of “beneficial ownership” or under any Applicable Restriction, or by any “group” (within the meaning of Section 13(d)) of which the Lender or its Affiliates, as the case may be, are, or are deemed to be, a part (the Lender or its Affiliates, as the case may be, and any such Affiliates, Persons and groups, collectively, with respect to the Lender, the “Lender Group”) (or, to the extent that, as a result of a change in law, regulation or interpretation
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after the date hereof, the equivalent calculation for purposes of determining status as a beneficial owner under Section 16 of the Exchange Act and the rules and regulations promulgated thereunder results in a different ownership level, such ownership level).

                                                  (ii)       “Qualifying Disposition” means a sale, transfer or other disposition of USX Stock:
                                                            (A)          to any Person who acquires them in a broadly distributed public offering of the USX Stock that is registered under the Securities Act (including the underwriter of such offering, which may be the Lender or an Affiliate of the Lender);

                                                            (B)          effected on any securities exchange so long as neither the Lender nor any Affiliate of the Lender solicited or arranged for the solicitation of orders to buy such USX Stock in anticipation of or in connection with such sale;

                                                            (C)          made in compliance with the manner-of-sale requirements set forth in Rule 144(g) of the Securities Act;

                                                            (D)          to a Person that the Lender believes in good faith is not, and after giving effect to such sale, transfer or other disposition, will not be, an Affiliate of USX;

                                                            (E)          to a Person that is an Affiliate of USX prior to such sale, transfer or other disposition so long as the number of USX Stock, or the USX Stock that is collateral or other security for any other transaction to which the Lender or any Affiliate thereof is a party, sold, transferred or otherwise disposed of such USX Stock to such Person (in any manner at any time, in one transaction or a series of transactions) does not in the aggregate exceed 9.99% of the outstanding USX Stock; or

                                                            (F)          to USX or any subsidiary thereof.

                                                  (iii)    “Section 13(d)” means Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder.

                    Section 19.          Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or other electronic means shall be effective as delivery of an original executed counterpart of this Agreement.

                    Section 20.          Governing Law; Jurisdiction; Waiver of Jury Trial, Etc.

                                        (a)     This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to conflicts of law principles of New York
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State law other than § 5-1401 of the New York General Obligations Law, except to the extent that the perfection, the effect of perfection or nonperfection, and the priority of the security interest or remedies hereunder in respect of any particular Collateral are governed by the laws of a jurisdiction other than the State of New York.

                                        (b)     Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such federal court. Each of the parties hereto hereby waives personal service of any and all process issued in any such action or proceeding and agrees that service of any and all process may be made by reputable overnight courier or delivery system or any other means of service permitted under applicable law, addressed to such party at its address specified in Section 14. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document in the courts of any other jurisdiction.

                                        (c)     Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                                        (d)     EACH OF THE GRANTOR AND THE LENDER HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, THE TRANSACTIONS THEREUNDER OR HEREUNDER OR THE ACTIONS OF THE LENDER OR ANY OF ITS AFFILIATES IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF OR THEREOF.

                    Section 21.          Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.
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                    Section 22.          Headings. Article, section and paragraph headings in this Agreement are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose.

                    Section 23.          Conflicts. In the event any section or provision hereunder is or shall come into conflict with any section or provision of the [Credit Agreement or Guaranty], this Agreement shall control.

                    Section 24.          Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, [and] (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights [and (f) each reference to the “Grantor” herein shall be deemed a reference to each, any or all Grantors].

                    Section 25.          Credit Reports. For the avoidance of doubt and without in any way limiting any of the Lender’s rights under any other Loan Document, including any financial statement and/or application delivered by or on behalf of any Loan Party with respect to the Credit Agreement, the other Loan Documents and the transactions thereunder and hereunder, the Grantor authorizes the Lender to obtain credit reports on the Grantor from time to time until all obligations under the Credit Agreement, this Agreement and the other Loan Documents are completely satisfied, but not more often than annually except in connection with other extensions or proposed extensions of credit to the [Grantor][Borrower] by the Lender or any of its Affiliates.

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                    Section 26.          Financial Advisor Disclaimer. The Grantor acknowledges and agrees that notwithstanding any advisory relationship that the Grantor may have with Morgan Stanley Smith Barney with respect to the Securities Accounts, no advisory relationship with Morgan Stanley Smith Barney exists with respect to this Agreement, [the Credit Agreement, the Guaranty,] the other Loan Documents and the transactions thereunder and hereunder or in connection with the Grantor’s decision to enter into this Agreement and the other Loan Documents applicable to it, or the Grantor’s decision to use the Securities Accounts as collateral for the obligations under [the Credit Agreement, the Guaranty] and the other Loan Documents. The Grantor further acknowledges and agrees that neither Morgan Stanley Smith Barney nor any financial advisor(s) to the Grantor employed by or working as an agent of Morgan Stanley Smith Barney, has acted or is acting as an investment advisor in connection with the Grantor’s decision to enter into this Agreement and the other Loan Documents and the transactions thereunder and hereunder; the Grantor is solely responsible for the Grantor’s decision to enter into this Agreement and to pledge assets in the Securities Accounts under this Agreement and the other Loan Documents applicable to the Grantor.

[Remainder of page intentionally left blank. Signature Page follows.]
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IN WITNESS WHEREOF, the Grantor has caused this Agreement to be executed as of the date first above written.

[_________________________]

By:
Name:
Title:

[_________________________]

Accepted and agreed to as of the date first above written.

MORGAN STANLEY PRIVATE BANK, NATIONAL ASSOCIATION

By:
Name:
Title:

SIGNATURE PAGE TO
FINANCIAL ASSETS SECURITY AGREEMENT

EXHIBIT A TO
FINANCIAL ASSETS SECURITY AGREEMENT

Initial USX Collateral

Grantor	Issuer	Stock Cert. #	Number of Shares	Indicate Restricted and/or Control Stock	From Whom and How Acquired	Date Acquired

SCHEDULE 5(k)
TO FINANCIAL ASSETS SECURITY AGREEMENT

Non-Pledged Shares of USX

[ __________ ] shares of common stock of USX

Schedule 5(j)

EXHIBIT E

TO REVOLVING LINE OF CREDIT AGREEMENT
WITH
FULLER FAMILY ENTERPRISES, LLC

FORM OF ISSUER’S LETTER

[See Attached]

U.S. XPRESS ENTERPRISES, INC.

[ __________ ], 20[ __ ]

Morgan Stanley Private Bank, National Association
  c/o Morgan Stanley Smith Barney LLC
2000 Westchester Avenue, Floor 2NE
Purchase, NY 10577

Re:	Proposed Pledge of Common Stock of U.S. Xpress Enterprises, Inc., a Nevada corporation (the “Issuer”), by [_______________] (“Pledgors”).

Ladies and Gentlemen:

                  In connection with a proposed credit transaction between Morgan Stanley Private Bank, National Association (the “Bank”) and the Pledgors whereby [ _______________ ] shares of Common Stock of the Issuer owned by the Pledgors (the “Pledged Shares”) will be pledged by the Pledgors to the Bank as security for the obligations of Borrower to the Bank (the “Pledge”), the Issuer hereby certifies to the Bank as follows:

                  1.           As of the date hereof, each Pledgor is, or has been within the three (3) month period preceding the date of hereof, an “affiliate” of the Issuer within the meaning of Rule 144 under the Securities Act of 1933, as amended (“Rule 144”).

                  2.           The Pledged Shares were acquired by the Pledgors and have been owned and fully paid for, or deemed owned and fully paid for, by the Pledgors since the date noted next to such shares on Exhibit A attached hereto.

                  3.           The Pledged Shares may be pledged to the Bank by the Pledgors.

                  4.           The Issuer acknowledges and agrees that any failure to report any Pledgor’s intention to transact in the Pledged Shares to either the Issuer or any applicable regulatory agency or exchange under any applicable law or regulation shall not act as a restriction on (i) the transfer of the Pledged Shares by such Pledgor or (ii) any subsequent sale of the Pledged Shares by the Bank.

                  5.           The Issuer has no objection to the Pledge and confirms and agrees that the Pledge will not violate, and any foreclosure on, or any sale or other disposition of, the Pledged Shares by the Bank or any nominee of the Bank, is not restricted in any manner by any insider trading or other policy or rule of the Issuer, by any agreement between the Issuer and any Pledgor or, to the knowledge of the Issuer, by any agreement to which the Pledged Shares are subject.

                  6.           Provided the Bank is not an affiliate of the Issuer, the Issuer agrees that the Pledged Shares are freely saleable by the Bank, as pledgee, under Rule 144(b)(1), free of any current public information requirements, volume limitations, manner of sale requirements or filing requirements.

                  7.           To the Issuer’s knowledge, the Pledged Shares are not subject to any other pledge, security interest, lien, encumbrance or right of setoff, except as may exist in favor of the Bank.

                  8.           The Pledged Shares are represented by certificates as provided on Exhibit A attached hereto. The Issuer agrees that such certificates may not be replaced or superseded, and that no replacement certificates representing any of the Pledged Shares may be issued to any person other than the Bank without the prior written consent of the Bank.

                  The Issuer hereby agrees that if the Bank wishes to enforce its security interest and sell or otherwise dispose of the Pledged Shares, or take any other enforcement action with respect to any Pledged Shares, including, without limitation, taking title thereto, in each case as a result of a default by the Pledgor, the Issuer shall, notwithstanding any policy or procedure that the Issuer may have in place at such time or any agreement by which the Issuer is bound that would prevent or delay any sale or transfer of such Pledged Shares by the Pledgor as of the date of the Pledge or by the Bank at the time of such sale, disposition or other enforcement action by the Bank, cooperate with the Bank to promptly effect the sale or disposition of, or other enforcement action with respect to, such Pledged Shares in accordance with applicable law, whether in the name of the Pledgor, the Bank or a nominee of the Bank, including, without limitation: (i) to promptly, and in any event within five (5) business days after request from the Bank, issue such instructions, legal opinions or other approvals as may be required to authorize the transfer agent to register the transfer of the Pledged Shares in connection with any such sale or disposition of, or other enforcement transaction with respect to, such Pledged Shares by the Bank; (ii) to promptly, and in any event within five (5) business days after request from the Bank, remove any restrictive legends on any certificates representing such Pledged Shares, if applicable, and (iii) to promptly upon request provide the Bank or any broker or other agent of the Bank any information (other than material non-public information) reasonably requested by the Bank or such broker or other agent with respect to any proposed sale or disposition of, or any other enforcement action with respect to, such Pledged Shares.

                 The Issuer acknowledges that the Bank is relying on the Issuer’s certifications and agreements set forth in this letter in connection with entering into the above-noted credit transaction with the Pledgor.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]
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This letter shall be governed by and construed in accordance with the laws of the State of New York. Any signature delivered by a party by facsimile or other electronic transmission shall be deemed an original signature hereto.

Very truly yours,

U.S. XPRESS ENTERPRISES, INC.

By:
Name:
Title: General Counsel

SIGNATURE PAGE TO
ISSUER’S LETTER

EXHIBIT A

PLEDGED SHARES

Certificate No.	Shareholder	No. of Shares	Date Acquired and Fully Paid	Rule 145 Shares (× If Applicable)

Back to Schedule 13D